EXHIBIT 10.12









                      AGREEMENT AND PLAN OF MERGER

                              BY AND AMONG

                          INTRATEL GROUP, LTD.,

                       INTRATEL ACQUISITION CORP.

                NORTH AMERICAN TELEPHONE NETWORK, L.L.C.,

                      NATIONAL SERVICE DIRECT, INC.

                                   AND

                         EACH OF THE MEMBERS OF

                NORTH AMERICAN TELEPHONE NETWORK, L.L.C.



                            February 27, 1998

                            TABLE OF CONTENTS

                                ARTICLE 1

                        THE BUSINESS COMBINATION . . . . . . . . . . . .1
     1.1   THE MERGER. . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.2   EFFECTIVE TIME OF THE MERGER. . . . . . . . . . . . . . . . .1
     1.3   EFFECT OF THE MERGER. . . . . . . . . . . . . . . . . . . . .1

                                ARTICLE 2

               CONVERSION OF MEMBERSHIP INTERESTS; MERGER
                    CONSIDERATION; ADDITIONAL ACTIONS. . . . . . . . . .2
     2.1   CONVERSION OF NATN MEMBERSHIP INTERESTS . . . . . . . . . . .2
     2.2   MERGER CONSIDERATION. . . . . . . . . . . . . . . . . . . . .2
     2.3   CALCULATION OF CONTINGENT PAYMENT . . . . . . . . . . . . . .2
     2.4   DETERMINATION OF CONTINGENT PAYMENT . . . . . . . . . . . . .4
     2.5   SECURITY FOR CONTINGENT PAYMENT; PAYMENT OF
           CONTINGENT PAYMENT. . . . . . . . . . . . . . . . . . . . . .5
     2.6   FURTHER ASSURANCES. . . . . . . . . . . . . . . . . . . . . .5

                                ARTICLE 3

                  CERTIFICATE OF INCORPORATION, BYLAWS,
                      BOARD DIRECTORS AND OFFICERS . . . . . . . . . . .5
     3.1   CERTIFICATE OF INCORPORATION; BYLAWS. . . . . . . . . . . . .5
     3.2   DIRECTORS AND OFFICERS. . . . . . . . . . . . . . . . . . . .6

                                ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF NATN. . . . . . . . .6
     4.1   ORGANIZATION AND QUALIFICATION, ETC . . . . . . . . . . . . .6
     4.2   AUTHORIZATION, ETC. . . . . . . . . . . . . . . . . . . . . .6
     4.3   NATN MEMBERSHIP INTERESTS . . . . . . . . . . . . . . . . . .6
     4.4   NON-CONTRAVENTION . . . . . . . . . . . . . . . . . . . . . .6
     4.5   GOVERNMENTAL AND OTHER CONSENTS . . . . . . . . . . . . . . .7
     4.6   NO SUBSIDIARIES . . . . . . . . . . . . . . . . . . . . . . .7
     4.7   FINANCIAL STATEMENTS OF NATN. . . . . . . . . . . . . . . . .7
     4.8   ABSENCE OF CERTAIN CHANGES OR EVENTS. . . . . . . . . . . . .7
     4.9   GOVERNMENTAL AUTHORIZATION AND COMPLIANCE WITH LAWS . . . . .8
     4.10  ABSENCE OF UNDISCLOSED LIABILITIES AND OBLIGATIONS. . . . . .9
     4.11  TAX MATTERS . . . . . . . . . . . . . . . . . . . . . . . . .9
     4.12  TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES, ETC 10
     4.13  ADEQUACY; CONDITION . . . . . . . . . . . . . . . . . . . . 11
     4.14  MATERIAL CONTRACTS. . . . . . . . . . . . . . . . . . . . . 11
     4.15  LITIGATION. . . . . . . . . . . . . . . . . . . . . . . . . 12
     4.16  LABOR CONTROVERSIES . . . . . . . . . . . . . . . . . . . . 12

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     4.17  INSIDER INTERESTS . . . . . . . . . . . . . . . . . . . . . 12
     4.18  INTELLECTUAL PROPERTY . . . . . . . . . . . . . . . . . . . 12
     4.19  INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . 13
     4.20  BENEFIT PLANS . . . . . . . . . . . . . . . . . . . . . . . 13
     4.21  BANK ACCOUNTS . . . . . . . . . . . . . . . . . . . . . . . 16
     4.22  DIRECTORS AND OFFICERS. . . . . . . . . . . . . . . . . . . 16
     4.23  ACCURACY OF SCHEDULES, CERTIFICATES AND DOCUMENTS . . . . . 16

                                ARTICLE 5

                REPRESENTATIONS WARRANTIES OF THE MEMBERS. . . . . . . 16
     5.1   AUTHORIZATION, ETC. . . . . . . . . . . . . . . . . . . . . 16
     5.2   NON-CONTRAVENTION . . . . . . . . . . . . . . . . . . . . . 16

                                ARTICLE 6

           REPRESENTATIONS WARRANTIES OF INTRATEL AND SUBCORP. . . . . 17
     6.1   ORGANIZATION AND QUALIFICATION, ETC . . . . . . . . . . . . 17
     6.2   AUTHORIZATION, ETC. . . . . . . . . . . . . . . . . . . . . 17
     6.3   NON-CONTRAVENTION . . . . . . . . . . . . . . . . . . . . . 17
     6.4   CONSENTS, ETC . . . . . . . . . . . . . . . . . . . . . . . 17
     6.5   PERIODIC REPORTS. . . . . . . . . . . . . . . . . . . . . . 18
     6.6   FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . 18
     6.7   ABSENCE OF CERTAIN CHANGES OR EVENTS. . . . . . . . . . . . 18
     6.8   ABSENCE OF UNDISCLOSED LIABILITIES AND OBLIGATIONS. . . . . 18
     6.9   LITIGATION. . . . . . . . . . . . . . . . . . . . . . . . . 18
     6.10  ACCURACY OF SCHEDULES, CERTIFICATES AND DOCUMENTS . . . . . 19

                                ARTICLE 7

                   ADDITIONAL COVENANTS AND AGREEMENTS . . . . . . . . 19
     7.1   CONDUCT OF BUSINESS . . . . . . . . . . . . . . . . . . . . 19
     7.2   HSR ACT FILINGS . . . . . . . . . . . . . . . . . . . . . . 21
     7.3   FCC AND STATE PUBLIC UTILITY COMMISSION APPROVALS . . . . . 21
     7.4   OTHER CONSENTS, AUTHORIZATIONS, ETC . . . . . . . . . . . . 21
     7.5   INVESTIGATION; CONFIDENTIALITY. . . . . . . . . . . . . . . 22
     7.6   EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . . 23
     7.7   NO SOLICITATION OF TRANSACTIONS; EXTENSION FEE. . . . . . . 23
     7.8   PUBLICITY . . . . . . . . . . . . . . . . . . . . . . . . . 24
     7.9   JOINT VENTURE BETWEEN THE SURVIVING CORPORATION AND NSDI. . 24
     7.10  CERTAIN OBLIGATIONS OF INTRATEL AND THE SURVIVING
           CORPORATION FOLLOWING THE EFFECTIVE TIME. . . . . . . . . . 25
     7.11  ELECTION OF JAMES K. NOBLE, JR. AS DIRECTOR OF INTRATEL . . 25
     7.12  FUNDS TO PAY MEMBER LOANS . . . . . . . . . . . . . . . . . 25
     7.13  PURCHASE OF CALL CENTER COMPANIES . . . . . . . . . . . . . 26
     7.14  ACTIONS TO AVOID, AND NOTICES OF, BREACHES OF
           REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . 26
     7.15  ADDITIONAL AGREEMENTS . . . . . . . . . . . . . . . . . . . 26

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                                ARTICLE 8

                        CONDITIONS TO THE MERGER . . . . . . . . . . . 26
     8.1   CONDITIONS TO MERGER RELATING TO ALL PARTIES. . . . . . . . 26
     8.2   CONDITIONS TO MERGER RELATING TO INTRATEL AND SUBCORP . . . 27
     8.3   CONDITIONS TO THE MERGER RELATING TO NATN . . . . . . . . . 28
     8.4   WAIVER OF CONDITIONS. . . . . . . . . . . . . . . . . . . . 29

                                ARTICLE 9

                                 CLOSING . . . . . . . . . . . . . . . 30
     9.1   CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     9.2   DOCUMENTS TO BE DELIVERED AT THE CLOSING BY NATN. . . . . . 30
     9.3   DOCUMENTS TO BE DELIVERED AT THE CLOSING BY INTRATEL
           AND SUBCORP . . . . . . . . . . . . . . . . . . . . . . . . 31

                               ARTICLE 10

                       TERMINATION AND ABANDONMENT . . . . . . . . . . 32
     10.1  TERMINATION AND ABANDONMENT . . . . . . . . . . . . . . . . 32
     10.2  PROCEDURE FOR TERMINATION . . . . . . . . . . . . . . . . . 32
     10.3  EFFECT OF TERMINATION . . . . . . . . . . . . . . . . . . . 32

                               ARTICLE 11

                     SURVIVAL OF REPRESENTATIONS AND
                         WARRANTIES; INDEMNITIES . . . . . . . . . . . 33
     11.1  SURVIVAL. . . . . . . . . . . . . . . . . . . . . . . . . . 33
     11.2  INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . 33
     11.3  LIMITATIONS . . . . . . . . . . . . . . . . . . . . . . . . 34
     11.4  NOTICE OF LOSS OR ASSERTED LIABILITY. . . . . . . . . . . . 35
     11.5  OPPORTUNITY TO CONTEST. . . . . . . . . . . . . . . . . . . 35
     11.6  SUBROGATION RIGHTS. . . . . . . . . . . . . . . . . . . . . 36
     11.7  INDEMNIFICATION PAYMENTS. . . . . . . . . . . . . . . . . . 36

                               ARTICLE 12

                              MISCELLANEOUS. . . . . . . . . . . . . . 36
     12.1  KNOWLEDGE . . . . . . . . . . . . . . . . . . . . . . . . . 36
     12.2  REMEDIES. . . . . . . . . . . . . . . . . . . . . . . . . . 36
     12.3  WAIVER. . . . . . . . . . . . . . . . . . . . . . . . . . . 36
     12.4  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     12.5  NO BROKERS. . . . . . . . . . . . . . . . . . . . . . . . . 38
     12.6  COUNTERPARTS; FACSIMILE DELIVERY. . . . . . . . . . . . . . 39
     12.7  HEADINGS. . . . . . . . . . . . . . . . . . . . . . . . . . 39
     12.8  VARIATION AND AMENDMENT . . . . . . . . . . . . . . . . . . 39
     12.9  SCHEDULES . . . . . . . . . . . . . . . . . . . . . . . . . 39
     12.10 SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . 39
     12.11 MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . 39

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                         SCHEDULES TO AGREEMENT

Schedules
---------

2.2(a)     List of Members and NATN Membership Interests Owned
4.1        Jurisdictions Where NATN is Qualified
4.4        Violations by NATN
4.5        Consents (NATN)
4.6        Information Regarding Certain Investments
4.8        Changes or Events
4.9        Non-Compliance
4.11       Tax Matters
4.12       Exceptions to Title
4.13       Adequacy and Condition of Assets
4.14(a)    Employment Agreements
4.14(b)    Material Contracts
4.15       Litigation
4.17       Insider Interests
4.18       Intellectual Property
4.19       Insurance
4.20       Benefit Plans
4.21       Bank Accounts
4.22       Directors and Officers of NATN

11.3       Indemnification Limitations

Exhibits
--------

2.3(a)     Contingent Payment Calculation (No Termination of Management
           Agreement)
2.3(b)     Contingent Payment Calculation (Termination of Management
           Agreement)

8.1(e)     Form of Management Agreement
8.1(f)     Form of Telemarketing Service Agreement

                          CERTAIN DEFINED TERMS

Term                                              Section
----                                              -------

"Acquisition Proposal"                            7.7
"Agreement"                                       Preamble
"Annualized EBITDA"                               2.3
"Annualized Revenue"                              2.3
"Asserted Liability"                              11.4
"Determination Date"                              2.3
"calendar quarter"                                2.3
"Claims Notice"                                   11.4
"Closing"                                         9.1
"Closing Payment"                                 2.2(a)
"COBRA"                                           4.20(g)
"Code"                                            4.11
"Communications Services"                         7.13
"Confidential Material"                           7.5(c)
"Constituent Corporations"                        1.2
"Contest Notice"                                  11.5
"Contingent Payment"                              2.2(b)
"DOJ"                                             4.5
"DGCL"                                            1.1
"Earn-Out Period"                                 2.3
"EBITDA"                                          2.3
"EBITDA Earn-Out Amount"                          2.3
"EBITDA Earn-Out Margin"                          2.3
"Effective Time"                                  1.2
"Employee Benefit Plan"                           4.20(a)
"ERISA"                                           4.20(a)
"ERISA Affiliate"                                 4.20(a)
"Extension Fee"                                   7.7
"FCC"                                             4.5
"Financial Statements"                            4.7
"FTC"                                             4.5
"GAAP"                                            2.3
"GLLCA"                                           1.1
"Hodges Promissory Note"                          7.12
"HSR Act"                                         4.5
"Indemnified Party"                               11.2(d)
"Indemnifying Party"                              11.2(d)
"Intellectual Property"                           4.18
"Intellectual Property Agreements"                4.18
"IntraTel"                                        Preamble
"IntraTel Form 10-KSB Report"                     6.5
"IntraTel Loss"                                   11.2(a)
"IntraTel Member-Specific Loss"                   11.2(b)

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"IntraTel Quarterly Reports"                      6.5
"knowledge"                                       12.1
"Loss"                                            11.2(d)
"Majority of the Members"                         2.3
"Management Period"                               2.3
"Material Contract"                               4.14
"Member"                                          Preamble
"Merger"                                          Recitals
"Merger Consideration"                            2.2
"Merger Filings"                                  10.1
"Minimum Aggregate Liability Amount"              11.3(b)
"Multiemployer Plan"                              4.20(a)
"NATN Loss"                                       11.2(c)
"NATN Membership Interests"                       Recitals
"NATN Services"                                   7.13
"Noble Promissory Note"                           7.12
"NSDI"                                            Preamble
"Parent"                                          4.6
"Past Year's EBITDA"                              2.3
"Past Year's Revenue"                             2.3
"PBGC"                                            4.20(b)
"Representatives"                                 7.5(c)
"Revenue Earn-Out Amount"                         2.3
"Revenue Goal"                                    2.3
"SubCorp"                                         Preamble
"Subsidiary"                                      4.6
"Surviving Corporation"                           1.1
"Taxes"                                           4.11

                      AGREEMENT AND PLAN OF MERGER

     THIS IS AN AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of February 27, 1998, by and among INTRATEL GROUP, LTD., a Delaware corporation ("IntraTel"), INTRATEL ACQUISITION/NATN CORPORATION, a Delaware corporation ("SubCorp"), NORTH AMERICAN TELEPHONE NETWORK, L.L.C., a Georgia limited liability company ("NATN"), and each of the members of NATN, who are listed on the signature pages of this Agreement (collectively, the "Members" and individually, a "Member"). NATIONAL SERVICE DIRECT, INC., a Georgia corporation ("NSDI"), has joined as a party to this Agreement for the limited purpose of agreeing to be bound by
Section 7.9 of this Agreement.

                                RECITALS:

     IntraTel and NATN desire to effect a business combination of SubCorp and NATN pursuant to which NATN will merge with and into SubCorp (the "Merger"), and the holders of membership interests in NATN ("NATN Membership Interests"), will receive cash in exchange for such interests on the terms and conditions described herein. In furtherance thereof, (i) the managers and the Members of NATN have approved the Merger; and (ii) the Board of Directors of IntraTel and the Board of Directors and sole shareholder of SubCorp have approved the Merger.

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                ARTICLE 1

                        THE BUSINESS COMBINATION

     1.1 THE MERGER. At the Effective Time (as defined in Section 1.2 hereof), NATN shall be merged with and into SubCorp in accordance with the provisions of this Agreement, the applicable provisions of the Delaware General Corporation Law (the "DGCL"), and the applicable provisions of the Georgia Limited Liability Company Act (the "GLLCA"), and the separate existence of NATN shall thereupon cease, and SubCorp, as the surviving corporation in the Merger (the "Surviving Corporation"), shall continue its corporate existence under the laws of the State of Delaware.

     1.2 EFFECTIVE TIME OF THE MERGER. As soon as practicable following fulfillment of the conditions set forth in Article 8, and provided that this Agreement has not been terminated pursuant to Article 10, NATN and SubCorp (collectively the "Constituent Corporations") shall cause appropriate Articles of Merger to be duly prepared, executed and filed with the Secretary of State of Delaware, in accordance with the provisions of the DGCL, and with the Secretary of State of Georgia, in accordance with the provisions of the GLLCA. The Merger shall become effective at the time specified in the Articles of Merger (the "Effective Time").

     1.3 EFFECT OF THE MERGER. At and after the Effective Time, the Merger shall have all of the effects provided by applicable law.

                                ARTICLE 2

               CONVERSION OF MEMBERSHIP INTERESTS; MERGER
                    CONSIDERATION; ADDITIONAL ACTIONS

     2.1 CONVERSION OF NATN MEMBERSHIP INTERESTS. At the Effective Time and as a result of the Merger:

          (a) NATN MEMBERSHIP INTERESTS. Each NATN Membership Interest shall, automatically and without further act of any of the Constituent Corporations, IntraTel or the holder of any such NATN Membership Interest, be converted into and shall thereafter represent only the right to receive the Merger Consideration as set forth in Section 2.2 and shall not thereafter represent any other rights.

          (b) SUBCORP COMMON STOCK. Each issued and outstanding share of common stock of SubCorp shall remain unchanged.

     2.2 MERGER CONSIDERATION. The "Merger Consideration" shall be $40,000,000.00 (plus or minus any amount due based on the formula set forth in EXHIBIT 2.3 hereto), payable in cash as follows:

          (a) PAYMENTS AT CLOSING. At the Closing, SubCorp shall pay to the Members by wire transfer of immediately available funds an amount equal to $20,000,000.00 (the "Closing Payment"). The Closing Payment shall be paid to each Member in proportion to such Member's ownership of NATN Membership Interests as set forth on SCHEDULE 2.2(a) hereto.

          (b) CONTINGENT PAYMENT. As of each "Determination Date" (as defined herein) and as soon as its amount is finally determined pursuant to
Section 2.4 below, the Surviving Corporation shall pay to the Members an additional payment of up to $20,000,000.00 (plus or minus any amount due based on the formula set forth in EXHIBIT 2.3 hereto) in cash (the "Contingent Payment"), calculated pursuant to Section 2.3 below.

     2.3  CALCULATION OF CONTINGENT PAYMENT.

          (a)  As used in this Agreement:

               (i) "Annualized EBITDA" shall mean, at any Determination Date (I) the total EBITDA earned by the Surviving Corporation (including, if applicable, NATN prior to the Effective Time) during the three-month period immediately preceding such Determination Date, MULTIPLIED BY (II) four (4).

               (ii) "Annualized Revenue" shall mean, at any Determination Date (I) the total revenue earned by the Surviving Corporation (including, if applicable, NATN prior to the Effective Time) during the three-month period immediately preceding such Determination Date, MULTIPLIED BY (II) four (4).

               (iii) "calendar quarter" means any three-month period ending on any March 31, June 30, September 30 or December 31.

               (iv) "Determination Date" shall mean and include (A) the last day of each calendar quarter during the Earn-Out Period, (B) the last day of the month during which the Earn-Out Period expires, (C) in the event the Revenue Goal is achieved prior to the expiration of the Earn-Out Period, the last day of the month during which the Surviving Corporation achieves such Revenue Goal, and (D) if the Management Agreement to be entered into pursuant to Section 8.1(e) of this Agreement is terminated prior to the expiration of the Earn-Out Period, the last day of the month during which such termination occurs.

               (v) "Earn-Out Period" means the twelve-month period immediately following the Effective Time.

               (vi) "EBITDA" means total Earnings Before Interest, Taxes, Depreciation and Amortization, calculated in accordance with GAAP.

               (vii) "EBITDA Earn-Out Amount" shall mean, at any Determination Date, the result obtained by (I) adding Annualized EBITDA to Past Year's EBITDA, and (II) by dividing the sum of such amounts by two - i.e., -

                 Annualized EBITDA + Past Year's EBITDA
                 --------------------------------------
                                    2

               (viii) "EBITDA Earn-Out Margin" shall mean, at any Determination Date, the result obtained BY DIVIDING the EBITDA Earn-Out Amount by the Revenue Earn-Out Amount.

               (ix) "GAAP" means generally accepted accounting principles as interpreted by the Securities and Exchange Commission consistently applied.

               (x) "Majority of the Members" shall be determined by reference to a majority percentage of the NATN Membership Interests as set forth on SCHEDULE 2.2(a) hereto, and may be constituted by as few as one Member holding more than 50% of the NATN Membership Interests.

               (xi) "Management Period" means the period from the Effective Time until the date that any and all Contingent Payment due hereunder has been finally determined and fully paid in accordance with the terms of this Agreement.

               (xii) "Past Year's EBITDA" shall mean, at any Determination Date, the total EBITDA earned by Surviving Corporation (including, if applicable, NATN prior to the Effective Time) during the 12-month period immediately preceding such Determination Date.

               (xiii) "Past Year's Revenue" shall mean, at any Determination Date, the total revenue earned by Surviving Corporation (including, if applicable, NATN prior to the Effective Time) during the 12-month period immediately preceding such Determination Date.

               (xiv) "Revenue Earn-Out Amount" shall mean, at any Determination Date, the result obtained by (I) adding Annualized Revenue to Past Year's Revenue, and (II) by dividing the sum of such amounts by two - i.e., -

                Annualized Revenue + Past Year's Revenue
                ----------------------------------------
                                    2

               (xv) "Revenue Goal" means a Revenue Earn-Out Amount equal to or greater than $70,000,000.

          (b) (i) The Contingent Payment due to the Members as of any Determination Date (other than a Determination Date occurring upon the termination of the Management Agreement pursuant to subclause (D) of
Section 2.3(a)(iv) shall be the amount determined pursuant to the table set forth on EXHIBIT 2.3(a) hereto LESS (I) the cumulative amount of all Contingent Payments previously paid to the Members pursuant to this Agreement and (II) in the case of any Contingent Payment due to the Members at the end of the Earn-Out Period, all Customer Acquisition Expense Advances (as defined in Section 7.10(a), which have not been repaid by the Surviving Corporation to IntraTel as of the end of the Earn-Out Period; PROVIDED, HOWEVER, that for the purposes of determining the amount of such Customer Acquisition Expense Advances, if any, to be so deducted from the Contingent Payment amount determined pursuant to this clause (II), Customer Acquisition Expense Advances shall not include any sum that IntraTel shall have advanced to the Surviving Corporation to replace sums that would have been available to the Surviving Corporation pursuant to NATN's existing credit facilities or similar credit facilities.

               (ii) The amount of the Contingent Payment due to the Members as of any Determination Date occurring upon the termination of the Management Agreement pursuant to subclause (D) of Section 2.3(a)(iv) shall be the amount determined pursuant to the table set forth on EXHIBIT 2.3(b) hereto less deducting (I) the cumulative amount of all Contingent Payments previously paid to the Members pursuant to this Agreement and (II) all Customer Acquisition Expense Advances which have not been repaid by the Surviving Corporation to IntraTel as of such termination of the Management Agreement; PROVIDED, HOWEVER, that for the purposes of determining the amount of such Customer Acquisition Expense Advances, if any, to be so deducted from the Contingent Payment amount determined pursuant to this clause (II), Customer Acquisition Expense Advances shall not include any sum that IntraTel shall have advanced to the Surviving Corporation to replace sums that would have been available to the Surviving Corporation pursuant to NATN's existing credit facilities or similar credit facilities.

     2.4 DETERMINATION OF CONTINGENT PAYMENT. Within 15 days after each Determination Date, the Members shall deliver to IntraTel the Members' calculation of the Contingent Payment due to the Members for the relevant period. If IntraTel disagrees with the Members' calculation of the amount of the Contingent Payment due to the Members, IntraTel shall notify the Members of such disagreement within 15 days after the receipt of such calculation, specifying in detail the reasons for such disagreement. If, within 20 days after the receipt by the Members of IntraTel's notice of disagreement, IntraTel and a Majority of the Members are unable to reach agreement on the amount of the Contingent Payment due to the Members, IntraTel and a Majority of the Members shall select an independent public accounting firm not used by either IntraTel or the

Surviving Corporation and such accounting firm shall determine within 90 days after the end of the relevant Determination Date the amount of the Contingent Payment due to the Members pursuant to this Agreement. The Surviving Corporation, on the one hand, and the Members, on the other hand, shall share equally the cost of such independent accounting firm. If IntraTel and a Majority of the Members cannot jointly agree upon such an independent public accounting firm, then either IntraTel or a Majority of the Members may apply to the Atlanta, Georgia office of the American Arbitration Association for the appointment of such an independent accounting firm.

     2.5 SECURITY FOR CONTINGENT PAYMENT; PAYMENT OF CONTINGENT PAYMENT. The Contingent Payment shall be secured by a letter of credit issued by a financial institution reasonably acceptable to the Members, in form, scope and substance reasonably satisfactory to the Members, which shall, as of the Effective Time, be in the face amount of $5,000,000.00, with the Members as the beneficiaries thereof. Within 15 days after receiving the Members' calculation of any Contingent Payment that would be due following any Determination Date described in subclause (A) of Section 2.3(a)(iv), IntraTel shall either (i) cause to be delivered to the Members a supplemental letter of credit in such an amount that, when added to existing letters of credit, shall equal the total sum that would be due to all of the Members if the Contingent Payment were to be made to the Members as of the end of such calendar quarter, or (ii) pay to the Members in cash the amount of such supplemental letter of credit. Notwithstanding the foregoing, upon the earlier of any Determination Date described in subclauses (B), (C) or (D) of Section 2.3 (a)(iv) the Contingent Payment earned through such Determination Date will be due in full in cash within 15 days of IntraTel receiving the Members' calculation of the Contingent Payment earned through such Determination Date. Any Contingent Payment due hereunder shall be paid by wire transfer of immediately available funds to each Member in proportion to such Member's ownership of NATN Membership Interests as set forth on SCHEDULE 2.2(a) hereto.

     2.6 FURTHER ASSURANCES. If at any time after the Effective Time any further assignments or assurances are necessary or desirable to vest or to perfect or confirm of record in the Surviving Corporation the title to any property or rights of either of the Constituent Corporations, or otherwise to carry out the provisions of this Agreement, the officers and directors of the Surviving Corporation are hereby authorized and empowered on behalf of the respective Constituent Corporations, in the name of and on behalf of the appropriate Constituent Corporation, to execute and deliver any and all things necessary or proper to vest or to perfect or confirm title to such property or rights in the Surviving Corporation, and otherwise to carry out the purposes and provisions of this Agreement.


                                ARTICLE 3

                  CERTIFICATE OF INCORPORATION, BYLAWS,
                      BOARD DIRECTORS AND OFFICERS

     3.1 CERTIFICATE OF INCORPORATION; BYLAWS. The Certificate of Incorporation and Bylaws of SubCorp as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation.

     3.2 DIRECTORS AND OFFICERS. Except as provided in Section 8.3(b) with respect to the election of James K. Noble, Jr., the directors and officers of SubCorp immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, each to hold office until his or her successor is elected and qualified in accordance with the DGCL and the Certificate of Incorporation and Bylaws of the Surviving Corporation.


                                ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF NATN

     NATN represents and warrants to, and agrees with, IntraTel and SubCorp as follows:

     4.1 ORGANIZATION AND QUALIFICATION, ETC. NATN is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Georgia, has the corporate power and authority to own all of its properties and assets and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in the respective jurisdictions shown on SCHEDULE 4.1, which, except as set forth on SCHEDULE 4.1, are the only jurisdictions in which NATN owns any property or has any place of business or where such qualification is required and where the failure so to qualify would have a material adverse effect upon the financial condition of NATN. The copies of NATN's Articles of Organization and Operating Agreement, as amended to date, which have been delivered to IntraTel, are complete and correct, and such instruments, as so amended, are in full force and effect at the date hereof. The minute books, membership records and other corporate record books of NATN are complete, accurate and up to date in all material respects (and were complete, accurate and up to date in all material respects when made available to IntraTel and its representatives for review). NATN has at all times since its formation qualified as a limited liability company and its Members have always conducted the business of NATN through NATN.

     4.2 AUTHORIZATION, ETC. NATN has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated on its part hereby. The execution and delivery by NATN of this Agreement and the consummation by NATN of the transactions contemplated on its part hereby have been duly authorized by all necessary corporate action on the part of NATN, including without limitation, the requisite vote of the Members. This Agreement has been duly executed and delivered by NATN and is a valid and binding agreement of NATN, enforceable against NATN in accordance with its terms, subject to (a) bankruptcy, insolvency and other laws of similar import, (b) principles of equity, and
(c) applicable public policy.

     4.3 NATN MEMBERSHIP INTERESTS. The Members are the sole members of the Company and own all the NATN Membership Interests. NATN has no commitments to issue or sell any membership interests or any securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from NATN, any membership interests, and no securities or obligations evidencing any such rights are outstanding.

     4.4 NON-CONTRAVENTION. Except as set forth in SCHEDULE 4.4, the execution and delivery of this Agreement by NATN do not, and the consummation of the transactions contemplated hereby will not: (a) violate any provision of the Articles of Organization or Operating Agreement of NATN, (b) violate any law, governmental rule or regulation or order binding upon NATN or constitute, in any material respect, a breach of or constitute a default under, or result in the acceleration of or entitle any party to accelerate any obligation under, or result in the creation or imposition of any lien, security interest or other encumbrance upon any of the property of NATN pursuant to any provision of, any mortgage, lease, contract or other agreement to which NATN is a party or by which NATN or its assets is or may be bound.

     4.5 GOVERNMENTAL AND OTHER CONSENTS. Except as set forth in SCHEDULE 4.5, and except for (i) the filings with the Federal Trade Commission ("FTC") and the Department of Justice ("DOJ") as required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the
"HSR Act"), (ii) the filing of Articles of Merger with the Secretary of State of Delaware and the Secretary of State of Georgia, and (iii) the required filings with and approvals by the Federal Communications Commission ("FCC"), (a) no consent, authorization, order or approval of, or filing or registration with, any governmental agency or authority is required to be made or obtained by NATN for or in connection with the execution and delivery of this Agreement by NATN and the consummation by NATN of the transactions contemplated hereby; and (b) no consents or other actions are required to be obtained or taken by NATN to permit IntraTel or SubCorp (as the Surviving Corporation in the Merger) to continue to enjoy, in all material respects, the same rights and benefits as NATN now enjoys under any contracts, agreements and other instruments that are disclosed on any schedule to this Agreement or that are otherwise material to NATN and the conduct of its business.

     4.6 NO SUBSIDIARIES. NATN does not have any Subsidiaries. As used in this Agreement, the term "Subsidiary" means, with respect to any corporation or other entity ("Parent"), any corporation or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is at that time directly or indirectly owned or controlled by such Parent, or by any one or more of its Subsidiaries, or by such Parent and one or more of its Subsidiaries. Except as specified in
SCHEDULE 4.6, NATN does not directly or indirectly own any interest in any corporation, partnership, joint venture or other non-corporate form of business organization.

     4.7 FINANCIAL STATEMENTS OF NATN. Within 30 days after the execution of this Agreement NATN will furnish IntraTel with true and complete copies of the audited financial statements of NATN for the years ended December 31, 1997, 1996 and 1995 (collectively, the "Financial Statements"). The Financial Statements, including, the notes thereto will be (i) prepared in conformity with GAAP and will present fairly in all material respects the financial condition of NATN as of their respective dates and the results of operations for the periods then ended, (ii) reported upon by BDO Seidman, independent certified public accountants, whose report letter will be included therewith.

     4.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except for this Agreement and the transactions contemplated hereby or as disclosed on SCHEDULE 4.8 hereto, since December 31, 1997:

          (a) ORDINARY COURSE. NATN has operated its business in the ordinary and usual course.

          (b) NO DAMAGE, ETC . There has not been any damage, destruction or other casualty loss with respect to property owned by NATN, whether or not covered by insurance, or any strike, work stoppage or slowdown or other labor trouble involving NATN, which, in any of such cases or in the aggregate, materially and adversely affects the financial condition of NATN.

          (c) NO MATERIAL ADVERSE CHANGE. There has not been any material adverse change in the financial condition, results of operations or prospects of NATN.

          (d) NO ISSUANCES, ETC. There has not been any issuance by NATN of any membership interests, or options, calls or commitments relating to membership interests, or any securities or obligations convertible into or exchangeable for, or giving any person any right to acquire from any of them, any membership interests, or any redemption, purchase or other acquisition by NATN of any such membership interests.

          (e) MATERIAL CONTRACTS. NATN has not entered into, amended or terminated any Material Contract (as hereinafter defined).

          (f) CERTAIN PAYMENTS. NATN has not made any payment to, or entered into any transaction with, any Affiliate of NATN or to or with the Members of NATN other than (i) compensation, expense reimbursement and similar payments in the ordinary course of business consistent with past practices, (ii) distributions necessary to enable Members to pay their respective PRO RATA shares of taxes on income earned by NATN, and (iii) distributions not in excess of $1,000,000 to Members in an amount equal to special bonus credits given to NATN by MCI with respect to 1997 carrier cost payments.

          (g) PROPERTY INTERESTS. Except as may have occurred in the ordinary course of its business, NATN has not (i) sold, assigned, leased, transferred, encumbered, granted a security interest in or license with respect to, or disposed of, any of its assets or properties, tangible or intangible, or (ii) waived or released any rights of value, or cancelled, compromised, released or assigned any indebtedness owed to it or any claims held by it.

          (h) CAPITAL EXPENDITURES. Except as may have occurred in the ordinary course of its business, NATN has not made any capital expenditures in excess of $100,000 individually or $750,000 in the aggregate.

          (i) EMPLOYEE COMPENSATION. There has not been any adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of NATN.

     4.9 GOVERNMENTAL AUTHORIZATION AND COMPLIANCE WITH LAWS. Except as set forth in SCHEDULE 4.9: (a) to NATN's knowledge, the business of NATN has been operated in compliance with all applicable laws and governmental rules and regulations, except for violations of such laws, rules or regulations which do not individually or in the aggregate affect materially and adversely the financial condition or business of NATN, (b) to NATN's knowledge, NATN has all permits, certificates, licenses, approvals and other authorizations required in connection with the operation of its business, (c) no notice has been issued and no investigation or review is pending, or to NATN's knowledge, is contemplated or threatened by any governmental entity with respect to any alleged (i) violation by NATN of any such law, rule or regulation, or (ii) failure to have all permits, certificates, licenses, approvals and other authorizations required in connection with the operation of the businesses of NATN. NATN has provided IntraTel with copies of each and every registration, filing or submission with the FCC since January 1, 1996, and each filing or submission with any state public service commission or public utilities commission since January 1, 1996. To NATN's knowledge, such filings or submissions were in material compliance with applicable law when filed and no material deficiencies have been asserted by any such authority with respect to such filings or submissions.

     4.10 ABSENCE OF UNDISCLOSED LIABILITIES AND OBLIGATIONS. Except with respect to (a) $307,700 of indebtedness borrowed by NATN from James K. Noble, Jr. and Christopher G. Hodges in December, 1997, (b) obligations incurred in the ordinary course of business to OAN Services, Inc. in connection with that certain Account Purchase Agreement, dated July 17, 1996, as amended, between NATN and OAN Services, Inc., and (c) other obligations incurred in the ordinary course of business which do not exceed $1,000,000 in the aggregate (consisting of billing charges, acquisition costs, interest expense, long-distance carrier costs, and general accounts payable), NATN has not incurred any debts, liabilities or obligations (whether absolute, contingent, accrued or otherwise) since December 31, 1997. To NATN's knowledge, NATN is not in violation of any instrument, arbitration award, judgment or decree applicable to it or any of its properties.

     4.11 TAX MATTERS.  Except as set forth in SCHEDULE 4.11:

          (a) FILING OF RETURNS. NATN has filed on a timely basis all returns for Taxes required to have been filed by it and no extensions of time in which to file any such returns are currently in effect. Each such return filed by NATN was true, correct and complete when it was filed and each return for Taxes that will be filed on or before the Effective Time will be true, correct and complete when it is filed.

          (b) COPIES OF RETURNS. NATN has delivered to IntraTel true, correct and complete copies of its returns for Taxes for the taxable years ended since January 1, 1995.

          (c) PAYMENT OF TAXES. NATN has paid or made provision for the payment of all Taxes, if any, shown as due pursuant to the returns described in paragraph (a) hereof or otherwise required to be paid to any governmental authority or other person and none of such Taxes is delinquent. All tax returns required to be filed by NATN for the period from the date hereof up to and including the Effective Time will be timely filed and all Taxes for such period will be paid by NATN.

          (d) WITHHOLDING, ETC. All Taxes which NATN is or was required by law to withhold or collect have been duly withheld and collected and have been paid over to the proper governmental authorities in a timely fashion or are held by NATN in a depository bank account for such payment, and all such withholdings and collections and all other payments due in connection therewith are duly set forth on the books of NATN.

          (e) EXAMINATIONS, ETC. NATN has not received notice that any such return has been or is currently being examined by the federal, state or local tax authorities with taxing authority over NATN and its assets and business, and (without limiting the foregoing) all deficiencies asserted as a result of such examinations have been paid or finally settled or are being contested in good faith by appropriate proceedings, and no issue has been raised by such authorities in any such examination which, by application of similar principles, could be expected to result in a proposed deficiency for any other year not so examined or to result in any additional Taxes for years for which returns have not been filed.

          (f) STATUTE OF LIMITATIONS. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any return for Taxes for any period with respect to NATN.

          (g) OTHER TAX REPRESENTATIONS. There are no liens with respect to Taxes upon any of the properties or assets, real or personal, tangible or intangible, of NATN. NATN has not agreed, or is it required, to include in income any adjustment pursuant to Section 481(a) of the Internal Revenue Code of 1986, as amended (the "Code") by reason of a change in accounting method or otherwise. There is no agreement, plan, or arrangement or other contract covering any employee or independent contractor of NATN that could give rise to the payment of any amount that could not be deductible by NATN pursuant to Section 280G of the Code. There is no tax sharing agreement that will require any payment by NATN after the date of this Agreement.
For purposes of this Agreement, the term "Taxes" means all taxes, assessments, duties, fees, levies or other governmental charges, including all federal, state, local, foreign or other income, unitary, business, franchise, property, intangible, withholding, FICA, unemployment compensation, transfer, sales, use, excise and other taxes, assessments, duties, fees, or levies or other governmental charges, of any kind whatsoever, and all deficiency assessments, additions to tax, penalties and interest with respect thereto.

     4.12 TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES, ETC. Except as set forth in SCHEDULE 4.12, NATN has good title to all of its owned properties and assets, real, personal and mixed, used in its business, free and clear of any liens, charges, pledges, security interests or other encumbrances, except as reflected in the Financial Statements and except for such imperfections of title and encumbrances, if any, as are not substantial in character, amount or extent, and do not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby, or otherwise materially impair the business operations of NATN. All leases under which NATN is the lessee of real or personal property are, to the knowledge of NATN, valid and binding on the lessors thereunder in accordance with their respective terms; to the knowledge of NATN, there are no defaults, or conditions under any such lease that, with lapse of time or notice or both, would constitute defaults by NATN or any other party thereto; and consummation of the transactions contemplated hereby will not alter or impair the rights of NATN under any such lease. Except as set forth on SCHEDULE 4.12, NATN has not leased to any other person or entity any of the properties owned by it or subleased to any other person or entity any of the properties leased by it or granted any other person or entity the right to possess any of its properties.

     4.13 ADEQUACY; CONDITION. Except as set forth on SCHEDULE 4.13: (a) the real and personal properties owned or leased by NATN are adequate for the conduct of its business as currently conducted; (b) NATN is not and has not been, to its knowledge, in violation, in any material respect, of any applicable building, zoning, environmental, health, safety or other law, ordinance or regulation in respect of such property, structures or equipment; (c) NATN has not received notice or has knowledge of (i) any pending or contemplated condemnation or eminent domain proceeding affecting such property, (ii) any proposal for increasing the assessed value of such property for state, county, local or other ad valorem taxes, or (iii) any pending or contemplated proceedings or public improvements which could or might result in the levy of any special tax or assessment of a material nature or amount against such property; and (d) there are no outstanding requirements or recommendations by NATN's insurance companies requiring or recommending any repairs or work of a material nature or amount to be done with respect to such property or any basis for such. Except as set forth in SCHEDULE 4.13, consummation of the transactions contemplated by this Agreement will not alter the rights or impair the ability of the Surviving Corporation to use such properties in the conduct of its business as it is now being conduced.

     4.14 MATERIAL CONTRACTS.

          (a) SCHEDULE 4.14(a) is a list of all employment, incentive compensation, or similar agreements with or for the benefit of any officer, employee or other person which are not subject to cancellation by NATN without penalty or increased cost on not more than 30 days' notice.

          (b) SCHEDULE 4.14(b) lists all Material Contracts to which NATN is a party or by which it is otherwise bound. For purposes of this Agreement, the term "Material Contract" when used with respect to NATN shall mean: (a) all loan and security agreements, guarantees, surety bonds, leases of real property, consulting and employment agreements, and other miscellaneous business agreements material to the operations of NATN, which are to be performed in whole or in part after the Effective Time; (b) any single contract pursuant to which any party thereto is obligated to make payments or provide services after the date of this Agreement aggregating in value more than $25,000; (c) any contract for the purchase or sale of another business or a significant amount of assets, entered into (i) since January 1, 1997 or (ii) prior to January 1, 1997 if any indemnification, deferred payment or other continuing obligations under such contract are still in effect; and (d) any contract restricting NATN in the nature of a covenant not to compete. Except as disclosed in SCHEDULE 4.14(b), all Material Contracts are in full force and effect and constitute valid and binding obligations of NATN and, to the knowledge of NATN, any other parties thereto. There are no defaults (including any conditions or events that with lapse of time or notice or both would constitute defaults) on the part of NATN in any obligations to be performed by NATN, or to the knowledge of NATN, any other party, pursuant to a Material Contract.
Except as disclosed on SCHEDULE 4.14(b), consummation of the transactions contemplated by this Agreement will not require the consent of any other party to any Material Contract. Except as disclosed in SCHEDULE 4.14(b), there are no contracts or options to sell or lease any property or assets, real, personal or mixed, of NATN. NATN has provided IntraTel true and correct copies of all written contracts, plans, etc. required to be listed on SCHEDULE 4.14(b) and complete descriptions of any arrangements required to be identified on SCHEDULE 4.14(b) which are not in writing.

     4.15 LITIGATION. Except as disclosed in the Financial Statements or on SCHEDULE 4.15, (a) there is no claim, action, suit, investigation or proceeding pending or, to the knowledge of NATN, contemplated or threatened against NATN, or against any of its properties, (i) which seeks damages or penalties in excess of $25,000, (ii) which seeks to prohibit, restrict or delay the transactions contemplated hereby, or (iii) which, in the event of a final determination adverse to NATN, individually or in the aggregate, would materially and adversely affect the financial condition or business of NATN, (b) there is not any judgment, decree, injunction, ruling or order of any court, governmental department, commission, agency or instrumentality, arbitrator or any other person outstanding against NATN involving an amount in excess of $25,000 or otherwise having any of the effects set forth in clause (a) of this Section, and (c) there is no charge or complaint filed by any employee of NATN with the Equal Employment Opportunity Commission.

     4.16 LABOR CONTROVERSIES. NATN is not a party to any collective bargaining agreement, nor has any labor union been recognized as the representative of the employees of NATN, and NATN does not know of any pending, threatened, or contemplated strikes, work stoppage or other labor disputes involving the employees of NATN. NATN has, to the best of its knowledge, complied in all material respects with all legal requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, and occupational safety and health.

     4.17 INSIDER INTERESTS. Except as disclosed in the Financial Statements or on SCHEDULE 4.17: (a) no Affiliate, officer or manager, or former officer or former manager of NATN has any outstanding financial obligations to NATN or any agreement, whether formal or informal, with NATN, or any interest in any property, real or personal, tangible or intangible, including without limitation trade names or trademarks used in or pertaining to the business of NATN, except for the normal rights as a member, manager or employee, or has guaranteed any obligations of NATN, and
(b) NATN has not incurred any financial obligations to or for the benefit of any Affiliate, officer or manager, or former officer or former manager of NATN except in connection with normal rights as a member or employee. Without in any way limiting the foregoing, except as disclosed on SCHEDULE 4.17, NATN has never requested any manager, officer, employee or agent of NATN to serve as a director, manager, trustee, officer, employee or agent of another domestic or foreign, non-profit or for-profit corporation, limited liability company, partnership, joint venture, trust or other enterprise so as to give rise to any insurance or indemnification obligation by NATN with respect to any liability or expense arising in connection with any such service to any other enterprise.

     4.18 INTELLECTUAL PROPERTY. Except as described in SCHEDULE 4.18, NATN owns or possesses adequate rights to use all patents, trademarks, service marks, trade names, copyrights, or applications for the foregoing, and all computer programs, software, databases and documentation used in, relating to, or necessary for the conduct of, the business of NATN (collectively, the "Intellectual Property"). SCHEDULE 4.18 lists: (i) all such Intellectual Property and (ii) all licenses or other agreements (other than licenses of generally available computer programs or software licenses which are immaterial to the business of NATN) pursuant to which NATN has any right to use or enjoy the Intellectual Property that is owned by others (the "Intellectual Property Agreements"). Except as otherwise described on
SCHEDULE 4.18, the Intellectual Property owned by NATN is owned free and clear of all claims of others, including present or former employees, agents or independent contractors of NATN, and NATN has not received notice that use of such Intellectual Property in its business violates or infringes upon the claimed rights of others. As to the Intellectual Property Agreements: (a) all such agreements are in full force and effect; (b) neither NATN nor, to the knowledge of NATN, any other party thereto, is in default under any such agreements; (c) NATN is not or will not, by reason of the transactions contemplated by this Agreement, become obligated to make any royalty or similar payment under such agreements; (d) the rights of NATN under such agreements will not be affected by the consummation of the Merger; and (e) NATN has not received notice that the exercise by NATN of its rights under such agreement infringes upon the claimed rights of others and has no knowledge that the rights of NATN with respect to such Intellectual Property are being infringed upon by any other person. In addition, NATN has not received any notice that any of the products or services of NATN infringes upon claimed rights of others. Except as disclosed on SCHEDULE 4.18, NATN has not granted to any person or entity any license or other right to use in any manner any of the Intellectual Property owned by NATN and has not granted any sublicense or right to use any Intellectual Property licensed to NATN under the Intellectual Property Agreements; nor has NATN granted any software licenses or sublicenses that would authorize any person or entity to use any software licensed or sublicensed thereunder for any purpose other than uses limited solely to such person.

     4.19 INSURANCE. SCHEDULE 4.19 summarizes the amount and scope of the insurance currently in force insuring NATN and its properties against loss or liability. All such policies or contracts of insurance are in scope and amount usual and customary for businesses engaged in the business of NATN and are sufficient for compliance with all requirements of law and of all agreements to which NATN is a party. All insurance policies pursuant to which any such insurance is provided are in full force and effect. No notice of cancellation or termination of any insurance policy has been given to NATN and all premiums required to be paid in connection with such insurance policies have been paid in full.

     4.20 BENEFIT PLANS.

          (a) SCHEDULE 4.20 lists all Employee Benefit Plans of NATN. No Employee Benefit Plan is or has been, and NATN has never had an obligation to contribute to, (i) a multiemployer plan within the meaning of Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Multiemployer Plan"), (ii) a "multiple employer plan" within the meaning of Section 210 of ERISA Section 413(c) of the Code, or (iii) a "funded welfare plan" within the meaning of Section 419 of the Code. As used in this Agreement, "Employee Benefit Plan" means each pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plan, any other written or unwritten employee program, arrangement, agreement or understanding, whether arrived at through collective bargaining or otherwise, any medical, vision, dental or other health plan, any life insurance plan, or any other employee benefit plan or fringe benefit plan, including, without limitation, any "employee benefit plan," as that term is defined in Section 3(3) of ERISA currently or previously adopted, maintained by, sponsored in whole or in part by, or contributed to by NATN or any Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, managers, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, managers, independent contractors or other beneficiaries are eligible to participate. Except as disclosed on SCHEDULE

4.20, NATN does not currently have, and in the past five years has not had any ERISA Affiliates. As used in this Agreement, "ERISA Affiliate" means
(a) any corporation which is a member of a controlled group of corporations, within the meaning of Section 414(b) of the Code, of which NATN is a member, (b) any trade or business (whether or not incorporated) which is a member of group of trades or businesses under common control, within the meaning of Section 414(c) of the Code, of which NATN is a member, and (c) any member of an affiliate service group, within the meaning of Section 414(m) and (o) of the Code, of which NATN or any entity described in clause (a) or (b) is a member.

          (b)  With respect to the Employee Benefit Plans listed on
SCHEDULE 4.20, NATN has made or will make available to IntraTel for review:
(i) correct and complete copies of all such plans and any related trust agreements or other funding arrangements (including insurance contracts),
(ii) all determination letters, rulings, opinion letters, information letters, or advisory opinions issued by the United States Internal Revenue Service, the United States Department of Labor, or the Pension Benefit Guaranty Corporation (the "PBGC"), (iii) annual reports or returns, audited or unaudited financial statements, actuarial valuations and reports, and summary annual reports prepared for any Employee Benefit Plan with respect to the most recent three plan years, and (iv) the most recent summary plan descriptions and any material modifications thereto.

          (c) Except as disclosed in SCHEDULE 4.20, all the Employee Benefit Plans and the related trusts subject to ERISA comply with and have been administered in compliance with their terms, and to the extent applicable, (i) the provisions of ERISA, (ii) all provisions of the Code relating to qualification and tax exemption under Section 401(a) and
Section 501(a) of the Code or otherwise applicable to secure intended tax consequences, (iii) all applicable state or federal securities laws, and
(iv) all other applicable Laws and collective bargaining agreements, and NATN has not received any notice from any governmental authority questioning or challenging such compliance. All available permits for the Employee Benefit Plans have been obtained, including, but not limited to, timely determination letters on the qualification of the Employee Benefit Plans intended to be qualified under Section 401(e) of the Code and tax exemption of related trusts under Section 501(a) of the Code, and all such permits continue in full force and effect. No event has occurred which will or could give rise to disqualification of any such plan or loss of intended tax consequences under the Code or to any tax under Section 511 of the Code. Except as disclosed on SCHEDULE 4.20, with respect to any Employee Benefit Plan, (i) neither NATN nor any other "disqualified person" or "party in interest," within the meaning of Section 4975 of the Code and
Section 3(14) of ERISA, respectively, has engaged in any "prohibited transaction," within the meaning of Section 4975 of the Code or Section 406 of ERISA, respectively, nor have there been any fiduciary violations under ERISA that could subject NATN (or any officer, director or employee thereof) to any penalty or tax under Section 502(i) of ERISA or Sections 4971 and 4975 of the Code, (ii) no filing, application or other matter is pending with the United States Internal Revenue Service, the PBGC, the United States Department of Labor or any other governmental body, and (iii) there is no action, suit or claim pending (nor, to the knowledge of the NATN, any basis for such a claim), other than routine claims for benefits. Each of the Employee Benefit Plans can be amended, modified or terminated by NATN within a period of thirty (30) days, without payment of any additional compensation or amount or the additional vesting or acceleration of any such benefits, except to the extent that such vesting is required under the Code as a result of the complete or partial termination of any

Employee Benefit Plan intended to be qualified within the meaning of
Section 401(a) of the Code.

          (d) Except as disclosed in SCHEDULE 4.20, all of the Employee Benefit Plans are in compliance with the applicable reporting and disclosure requirements, and all documents and annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports, and summary plan descriptions issued with respect to the Employee Benefit Plans are correct and complete and there have been no changes in the information set forth therein.

          (e) For any Employee Benefit Plan which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, to the extent applicable, (i) NATN has not filed a notice of intent to terminate any such Plan or adopted any amendment to treat any such Plan as terminated, (ii) the PBGC has not instituted proceedings to terminate any such Plan, and no other event or condition has occurred which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such Plan, (iii) there has been no failure to meet the minimum funding standards of Section 412 of the Code (whether or not waived in accordance with Section 412(d) of the Code) or to make by its due date a required installment under Section 412(m) of the Code with respect to any such Plan, (iv) no accumulated funding deficiency, whether or not waived, exists, and no condition has occurred or exists which by the passage of time would be expected to result in an accumulated funding deficiency, (v) all required premium payments to the PBGC have been paid when due, (vi) no "reportable event," within the meaning of Section 4043 of ERISA (whether or not waived) and no event described in Section 4062(e) or Section 4063 of ERISA has occurred, (vii) no excise taxes are payable under the Code, (viii) no amendment with respect to which security is required under Section 307 of ERISA or Section 401(a)(29) of the Code has been made or is reasonably expected to be made,
(ix) there has been no event which could subject NATN to liability under
Section 4064 or 4069 or ERISA, and (x) the funding method used in connection with such Plan is acceptable under ERISA and the Code and the actuarial assumptions used in connection with funding such Plan meet the requirement of ERISA and the Code, and the fair market value of such Plan's assets equals or exceeds the present value of all benefit liabilities (whether vested or not) accrued to date by all present or former participants in such Plan. For this purpose the assumptions prescribed by the PBGC for valuing plan assets or liabilities upon plan termination shall be applied and the term "benefits" shall include the value of all benefits, rights and features protected under Section 411(d)(6) of the Code or its successors and any ancillary benefits (including disability, shutdown, early retirement and welfare benefits) provided under any such employee pension benefit plan.

          (f) NATN has not incurred any liability or taken any action, and does not have any knowledge of any action or event that could cause it to incur any liability (i) under Section 412 of the Code or Title IV of ERISA with respect to any "single-employer plan" within the meaning of Section 4001(a)(15) of ERISA, (ii) on account of a partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, respectively, with respect to any Multiemployer Plan, or (iii) on account of unpaid contributions to any Multiemployer Plan.

          (g) NATN has not, and does not, maintain an Employee Benefit Plan providing welfare benefits (as defined in ERISA Section 3(1)) to employees after retirement or other separation of service except to the extent required under Part 6 of Title I of ERISA or Code

Section 4980B or their successors ("COBRA") and all such Plans that are subject to COBRA have been operated in compliance with the requirements thereof.

          (h) Except as disclosed on SCHEDULE 4.20, neither the execution of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) entitle any current or former employee of NATN to severance pay, unemployment compensation or any payment contingent upon a change in control or ownership of NATN, or (ii) accelerate the time of payment or vesting, or increase the amount, of any compensation due to any such employee or former employee.

     4.21 BANK ACCOUNTS. SCHEDULE 4.21 lists all bank accounts and safe deposit boxes of NATN, specifying the account numbers.

     4.22 DIRECTORS AND OFFICERS. SCHEDULE 4.22 lists the name of each individual serving as a manager or officer of NATN as of the date hereof.

     4.23 ACCURACY OF SCHEDULES, CERTIFICATES AND DOCUMENTS. All information concerning NATN contained in this Agreement, in any certificate furnished to IntraTel pursuant hereto and in each schedule attached hereto is both complete (in that, except as otherwise stated therein, it represents all the material information called for by the description of the respective schedule in this Agreement and does not omit to state any material fact necessary to make the statements contained therein not misleading) and accurate in all material respects. All documents furnished to IntraTel pursuant to this Agreement as being documents described in this Agreement or in any schedule attached hereto are true and correct copies of the documents which they purport to represent. Notwithstanding the foregoing, nothing contained in the Business Plan (as such term is defined in Section 7.10) shall be deemed a representation or warranty of NATN for purposes of this Agreement or otherwise.


                               ARTICLE 5
                REPRESENTATIONS WARRANTIES OF THE MEMBERS

     Each of the Members, severally, represents and warrants to, and agrees with, NATN as follows:

     5.1 AUTHORIZATION, ETC. Such Member is the lawful owner of his NATN Membership Interest and has, and at the Effective Time will have, good and clear title to such NATN Membership Interest, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever. Such Member has, and at the Effective Time will have, full legal right, power and authority, and all authorization and approval required by law, to enter into this Agreement. This Agreement has been duly executed and delivered by or on behalf of such Member and is a valid and binding agreement of such Member, enforceable against such Member in accordance with its terms.

     5.2 NON-CONTRAVENTION. Except as set forth in SCHEDULE 4.4, and except for the governmental and other consents disclosed pursuant to
Section 4.5 and set forth on SCHEDULE 4.5, the execution and delivery of this Agreement by such Member does not, and the consummation of the transactions contemplated hereby will not, violate any law, governmental rule or regulation or order binding upon such Member or constitute, in any material respect, a breach of or a default under, or result in the acceleration of or entitle any party to accelerate any obligation under, or result in the creation or imposition of any lien, security interest or other encumbrance upon such Member's NATN Membership Interest pursuant to any provision of, any mortgage, lease, contract or other agreement to which such Member is a party or by which such Member is or may be bound.


                               ARTICLE 6
           REPRESENTATIONS WARRANTIES OF INTRATEL AND SUBCORP

     IntraTel and SubCorp, jointly and severally, represent and warrant to, and agree with, NATN as follows:

     6.1 ORGANIZATION AND QUALIFICATION, ETC. Each of IntraTel and SubCorp is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted.

     6.2 AUTHORIZATION, ETC. Each of IntraTel and SubCorp has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby on the part of IntraTel and SubCorp. The execution and delivery by IntraTel and SubCorp of this Agreement and the consummation by IntraTel and SubCorp of the transactions contemplated on their part hereby have been duly authorized by all necessary corporate action on the part of IntraTel and SubCorp. This Agreement has been duly executed and delivered by IntraTel and SubCorp and is a valid and binding agreement of IntraTel and SubCorp, enforceable against IntraTel and SubCorp in accordance with its terms, subject to (a) bankruptcy, insolvency and other laws of similar import, (b) principles of equity, and (c) applicable public policy.

     6.3 NON-CONTRAVENTION. The execution and delivery of this Agreement by IntraTel and SubCorp does not, and consummation of the transactions contemplated hereby will not: (a) violate any provision of the Certificate of Incorporation or Bylaws of IntraTel or SubCorp, (b) violate any law, governmental rule or regulation or order binding upon NATN or constitute, in any material respect, a breach of or constitute a default under, or result in the acceleration of or entitle any party to accelerate any obligation under, or result in the creation or imposition of any lien, security interest or other encumbrance upon any of the property of IntraTel or SubCorp pursuant to any provision of, any mortgage, lease, contract or other agreement to which IntraTel or SubCorp is a party or by which IntraTel, SubCorp or their assets is or may be bound.

     6.4 CONSENTS, ETC. Except for (a) the filings with the FTC and the DOJ as required by the HSR Act, (b) the filing of Articles of Merger with the Secretary of State of Delaware and the Secretary of State of Georgia, and (c) the required filings with and approvals by the FCC and applicable state regulatory agencies, no consent, authorization, order or approval, or filing or registration with, any governmental agency or authority is required to be made or obtained by IntraTel or SubCorp for or in connection with the execution and delivery of this Agreement by

IntraTel and SubCorp and the consummation by IntraTel and SubCorp of the transactions contemplated hereby.

     6.5 PERIODIC REPORTS. IntraTel has filed all reports required to have been filed by it pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended. Further, the information contained in IntraTel's Annual Report on Form 10-KSB for the year ended December 31, 1996 (the "IntraTel Form 10-KSB Report") and IntraTel's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 (the "IntraTel Quarterly Reports") did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     6.6 FINANCIAL STATEMENTS. The consolidated balance sheets of IntraTel and its Subsidiaries as of December 31, 1995 and 1996 and the related consolidated statements of income, shareholders' equity and cash flows for each of the two years ended December 31, 1995 and 1996, including the notes thereto, certified by Coopers & Lybrand, L.L.P., independent certified public accountants, contained in the IntraTel Form 10-KSB Report and the financial statements, including the notes thereto, contained in the IntraTel Quarterly Reports have been prepared in conformity with generally accepted accounting principles consistently applied and present fairly in all material respects the consolidated financial condition of IntraTel and its Subsidiaries as of such respective dates and their consolidated results of operations for the periods then ended, subject, in the case of any interim financial statements, to normal year-end audit adjustments and any other adjustments described therein.

     6.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1996, there has not been (a) any damage, destruction or other casualty loss with respect to property owned by IntraTel or any of its Subsidiaries whether or not covered by insurance, or any strike, work stoppage or slowdown or other labor trouble involving IntraTel or any of its Subsidiaries which, in any of such cases or in the aggregate, materially and adversely affected the financial condition of IntraTel and its Subsidiaries considered as a whole, or (b) any material adverse change in the financial condition, results of operations or prospects of IntraTel and its Subsidiaries, considered as a whole.

     6.8 ABSENCE OF UNDISCLOSED LIABILITIES AND OBLIGATIONS. Except as set forth on the balance sheet as of September 30, 1997 included in the most recent IntraTel Quarterly Report, neither IntraTel nor any of its Subsidiaries had, as of September 30, 1997, any debts, liabilities or obligations, whether accrued, absolute, contingent or otherwise and whether due or to become due (including without limitation any liabilities resulting from failure to comply with any law applicable to the conduct of its business) required by generally accepted accounting principles to be set forth on the balance sheet or disclosed in the notes thereto.

     6.9 LITIGATION. (a) There is no claim, action, suit, investigation or proceeding pending or, to the knowledge of IntraTel or SubCorp, contemplated or threatened against IntraTel, SubCorp, or any of their properties, (i) which seeks damages or penalties in excess of $25,000, (ii) which seeks to prohibit, restrict or delay the transactions contemplated hereby or any of the conditions to consummation of the transactions contemplated hereby, or (iii) which, in the event of a final adverse determination, individually or in the aggregate, would materially and adversely affect the financial condition of IntraTel, and (b) there is not any judgment, decree, injunction, ruling or order of any court, governmental department, commission, agency or instrumentality, arbitrator or any other person outstanding against IntraTel involving an amount in excess of $25,000 or otherwise having any of the effects set forth in clause (a) of this Section.

     6.10 ACCURACY OF SCHEDULES, CERTIFICATES AND DOCUMENTS. All information concerning IntraTel or SubCorp contained in this Agreement, in any certificate furnished by IntraTel or SubCorp to NATN pursuant hereto and in each schedule attached hereto is both complete (in that, except as otherwise stated therein, it represents all the information called for by the description of the respective schedule in this Agreement and does not omit to state any material fact necessary to make the statements contained therein not misleading) and accurate in all material respects. All documents furnished by IntraTel or SubCorp pursuant to this Agreement as being documents described in this Agreement or in any schedule attached hereto are true and correct copies of the documents which they purport to represent.


                                ARTICLE 7

                   ADDITIONAL COVENANTS AND AGREEMENTS

     7.1 CONDUCT OF BUSINESS. NATN covenants that during the period from the date hereof to the Effective Time:

          (a) OPERATIONS BY NATN IN THE ORDINARY COURSE OF BUSINESS. Except as otherwise provided in or contemplated by this Agreement, NATN shall conduct its operations according to its ordinary and usual course of business and use reasonable commercial efforts to: (i) preserve intact its business organization; (ii) keep available the services of its officers, employees and agents; and (iii) maintain satisfactory relationships with licensors, suppliers, distributors, customers and others having business relationships with it. Officers of NATN shall confer with representatives of IntraTel to keep it informed with respect to operational matters of a material nature and to report the general status of the on-going operations of the business of NATN.

          (b) FORBEARANCE BY NATN. Except as otherwise provided in or contemplated by this Agreement, NATN shall not, without the prior written consent of IntraTel:

               (i) except for obligations incurred in the ordinary course of business to OAN Services, Inc. in connection with that certain Account Purchase Agreement, dated July 17, 1996, as amended, between NATN and OAN Services, Inc., take any action which would increase the total indebtedness of NATN for borrowed money (including capitalized leases) by more than $500,000 or, except in the ordinary course of business, incur any debt, liability or obligation;

               (ii) other than in the ordinary course of business, assume, guarantee, endorse or otherwise become responsible for the obligations of any other individual, corporation or other entity, or make any loans or advances to any individual, corporation or other entity;

               (iii) declare or make any distribution on, redeem, or purchase or otherwise acquire, any additional NATN Membership Interests, other than (A) distributions made to enable the members of NATN to pay taxes on income earned by NATN, and (B) distributions not in excess of $1,000,000 to the Members in an amount equal to special bonus credits given to NATN by MCI with respect to 1997 carrier cost payments;

               (iv) issue or sell any additional NATN Membership Interests, or any securities, rights or obligations convertible into or exchangeable for any additional NATN Membership Interests;

               (v) mortgage, pledge or otherwise encumber any material property or asset other than in connection with increases in indebtedness for money borrowed permitted by clause (i) of this subsection 7.1(b);

               (vi) other than in the ordinary course of business, sell, lease, transfer or dispose of any of its properties or assets, waive or release any rights of value, or cancel, compromise, release or assign any indebtedness owed to it or any claims held by it;

               (vii) other than in the ordinary course of business, make any investment of a capital nature either by purchase of stock or securities, contributions to capital, property transfers or otherwise, or by the purchase of any property or assets of any other individual, corporation or other entity;

               (viii) make any one capital expenditure in an amount exceeding $100,000 or any series of capital expenditures in an aggregate amount exceeding $750,000;

               (ix) other than in the ordinary course of business, enter into or terminate any contract, agreement, plan, or lease, or make any change in any of its contracts, agreements, plans, or leases;

               (x) increase in any material amount the compensation or fringe benefits of any of its officers, employees or agents or pay any pension or retirement allowance not required by any existing Employee Benefit Plan to any such officers, employees or agents, or commit itself to or enter into, amend or modify any employment agreement or any of the existing Employee Benefit Plans or any new Employee Benefit Plan with or for the benefit of any officer, employee or other person;

               (xi) permit any insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination or cancellation replacement policies providing substantially the same coverage are in full force and effect;

               (xii) amend its Articles of Organization or Operating Agreement, except for amendments necessary to reflect changes in the ownership of NATN Membership Interests;

               (xiii)    enter into any collective bargaining agreement;

               (xiv) make any election or file any amended tax return reflecting any position that could result in a material adverse tax consequence to NATN;

               (xv) enter into an agreement to do any of the things described in clauses (i) through (xiv).

     7.2 HSR ACT FILINGS. As promptly as practicable after the date hereof, NATN and IntraTel shall make any necessary filings with the FTC and the DOJ under the HSR Act, with respect to the transactions contemplated by this Agreement. In connection with such filings NATN and IntraTel shall, in cooperation with each other, and as promptly as reasonably practicable from time to time hereafter, make all such further filings and submissions, and take such further action, as may be required in connection therewith. Each party shall furnish the other all information in its possession necessary for compliance by the other with the provisions of this Section
7.2. No party shall withdraw any such filing or submission prior to the termination of this Agreement without the written consent of the other party. All governmental or third party fees or charges required to be paid in connection with such filings shall be paid by IntraTel.

     7.3 FCC AND STATE PUBLIC UTILITY COMMISSION APPROVALS. Each party hereto shall use reasonable commercial efforts to file all applications and other documents with, and to obtain all consents and approvals from, the FCC and each state public utility commission or public service commission having jurisdiction over the transactions contemplated hereby, in each case as promptly as is practicable. NATN shall take all such actions (other than the payment of money not then due and owing or the provision of other consideration) as are reasonably requested by IntraTel to assist IntraTel in completing all such filings and obtaining all such consents and approvals as IntraTel is required to make and obtain. IntraTel shall take all such actions (other than the payment of money not then due and owing or the provision of other consideration) as are reasonably requested by NATN to assist NATN in completing all filings and obtaining all consents and approvals as NATN is required to make and obtain. All governmental or third party fees or charges required to be paid in connection with such filings or actions shall be paid by IntraTel.

     7.4 OTHER CONSENTS, AUTHORIZATIONS, ETC. In additional to those filings and actions required by Section 7.3 of this Agreement, each party hereto will use its best efforts to obtain all consents, authorizations, waivers, orders and approvals from any governmental commission, board or other regulatory body, and to make all related filings and registrations which such party is required to obtain or make for the consummation of the Merger, for IntraTel to control the Surviving Corporation following the Merger and for the Surviving Corporation to continue to enjoy, following the Merger, all of the rights and benefits of NATN, or which such party is required to obtain or make in connection with the performance by such party of this Agreement and the consummation by it of the transactions contemplated hereby. Each party hereto also will use its best efforts to obtain all consents, authorizations, waivers and approvals from any nongovernmental third party which such party hereto is required to obtain or make pursuant to any contract or agreement to which it is a party for the consummation of the Merger, for IntraTel to control the Surviving Corporation following the Merger and for the Surviving Corporation to continue to enjoy, following the Merger, an of the rights and benefits of NATN, or which such party is required to obtain or make pursuant to any contract to which it is a party in connection with the performance by such party of this Agreement and the consummation by it of the transactions contemplated hereby. Each party hereto also will cooperate fully with the other parties in assisting them to obtain such consents, authorizations, waivers, orders and approvals that the other parties are required to obtain or make. All governmental or third party fees or charges required to be paid in connection with the matters referred to in this Section shall be paid by IntraTel.

     7.5  INVESTIGATION; CONFIDENTIALITY.

          (a) INVESTIGATION BY INTRATEL. IntraTel may, prior to the Effective Time, make or cause to be made such investigation of the business and properties of NATN and its financial and legal condition as IntraTel reasonably deems necessary or advisable to familiarize itself therewith, provided that such investigation shall not interfere with normal business operations of NATN. NATN agrees to permit IntraTel and its authorized representatives to have or cause them to be permitted to have, after the date hereof and until the Effective Time, reasonable access to the premises, books and records, officers and employees of NATN at reasonable hours for such purposes, and the officers of NATN will furnish IntraTel with such financial and operating data and other information with respect to the business and properties of NATN as IntraTel shall from time to time reasonably request. NATN will permit IntraTel and its representatives, including its accounting firm, to review the work papers of the accounting firm of NATN relating to their review or audit of the Financial Statements. No investigations by IntraTel or its representatives shall affect the representations and warranties of NATN, and each such representation and warranty shall, to the extent set forth in Article 11 hereof, survive the Closing.

          (b) INVESTIGATION BY NATN. NATN may, prior to the Effective Time, make or cause to be made such investigation of the business and properties of IntraTel and its Subsidiaries, Intelicom International Corporation, Infinet Software, Inc. and any other entities proposed to be combined with or acquired by IntraTel substantially concurrently with the consummation of the transactions contemplated by this Agreement, and their financial and legal condition as NATN reasonably deems necessary or advisable to familiarize itself therewith, provided that such investigation shall not interfere with normal business operations of IntraTel and its Subsidiaries. IntraTel agrees to permit NATN and its authorized representatives to have or cause them to be permitted to have, after the date hereof and until the Effective Time, full access to the premises, books and records, officers and employees of IntraTel and its Subsidiaries at reasonable hours for such purposes, and the officers of IntraTel and its Subsidiaries will furnish NATN with such financial and operating data and other information with respect to the business and properties of IntraTel and its Subsidiaries as NATN shall from time to time reasonably request. IntraTel will permit NATN and its representatives, including its accounting firm, to review the work papers of the accounting firm of IntraTel relating to their review or audit of the financial statements as of and for the three most recent years. No investigations by NATN or its representatives shall affect the representations and warranties of IntraTel and SubCorp, and each such representation and warranty shall, to the extent set forth in
Article 11 hereof, survive the Closing.

          (c) CONFIDENTIALITY. Except as otherwise required in public filings which any party makes with regulatory entities, any information which any party provides to the other or to the other's Representatives, whether written or oral, shall be treated as confidential material (the "Confidential Material"); PROVIDED, HOWEVER, that Confidential Material shall not include information that is generally available to the public or becomes generally available to the public other than as a result of a disclosure by the receiving party or its Representatives. For purposes of this Agreement, the term "Representatives" shall mean a party's directors, managers, officers, employees, attorneys, accountants, investment bankers, brokers, bankers and others engaged by such party or intended to be engaged by such party to advise it regarding the Confidential Material or the transactions contemplated hereby or to assist in financing the transactions contemplated hereby and who receive Confidential Material. It is hereby agreed that the Confidential Material will be used by the receiving party and/or its Representatives only for purposes of evaluating and facilitating the transactions contemplated hereby, and that the Confidential Material will be kept confidential by the receiving party and its Representatives; PROVIDED, HOWEVER, that any of such information may be disclosed to the receiving party's Representatives who need to know such information for purposes relating to transactions contemplated hereby (it being understood that such Representatives shall be informed by the receiving party of the confidential nature of such information and shall be directed by the receiving party to treat such information confidentially). The provisions of this subsection (c) shall remain in effect for a period of five years after the date hereof; PROVIDED, HOWEVER, that nothing herein shall limit IntraTel's rights to disclose any business information about NATN covered hereby following any consummation of the transactions contemplated hereby.

     7.6 EXPENSES. Except as otherwise provided herein, whether or not the Merger is consummated, all costs and expenses (including any brokerage commissions or any finder's fees and including reasonable attorneys' and accountants' fees) incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses; PROVIDED, HOWEVER, that IntraTel shall pay the first $50,000 of fees and expenses of counsel for the Members, NATN and NSDI that may be incurred in connection with negotiation, preparation and execution of that certain Letter of Intent, dated October 2, 1997, among IntraTel, the Members, NATN and NSDI, as amended, and this Agreement and with the Closing and the consummation of the transactions contemplated by this Agreement; PROVIDED, FURTHER, that, at the Closing, the amount of any such fees and expenses paid by IntraTel (up to $50,000) may be deducted by IntraTel from the Closing Payment payable to the Members pursuant to
Section 2.2(a) hereto. In the event the Closing does not occur, neither NATN, NSDI nor any Member shall have any obligation to return to IntraTel any amounts previously paid by IntraTel to NATN for such fees and expenses.

     7.7  NO SOLICITATION OF TRANSACTIONS; EXTENSION FEE.

          (a) Provided NATN has received the $250,000 Extension Fee (as defined below) on or before the date of the execution of this Agreement, prior to the close of business on June 1, 1998, neither NATN nor any of its managers, officers, agents or other Representatives shall directly or indirectly (i) solicit, initiate or encourage submission of proposals or offers from any person or entity other than IntraTel relating to any acquisition or purchase of all or a material part (50% or more) of the stock or assets of, or any merger, consolidation or business combination with, NATN (an "Acquisition Proposal"), or (ii) participate in any discussions or negotiations regarding, or furnish to any other person (other than IntraTel and its Representatives) any information with respect to or otherwise cooperate in any way or assist, facilitate or encourage any Acquisition Proposal by any other person. If, notwithstanding the foregoing, NATN should receive any Acquisition Proposal or any inquiry regarding any such proposal from a third party, NATN shall promptly inform IntraTel of the terms of such proposal or inquiry.

          (b) The parties hereto acknowledge and agree that the "Standstill Period" (as such term is defined in that certain Letter of Intent, dated as of October 2, 1997, as amended, among the parties hereto) expired on January 31, 1998. As consideration for NATN agreeing to enter into this Agreement and to agree to the June 1, 1998 date set forth in
Section 7.7(a) above, IntraTel shall pay to NATN, on or before the date of the execution of this Agreement, a non-refundable extension fee of $250,000 (the "Extension Fee") in immediately available funds. In the event the Merger is not consummated pursuant to this Agreement on or before June 1, 1998 (unless such failure to consummate has been made impossible by any act or failure to act by NATN or the Members), NATN shall be entitled to retain such $250,000 Extension Fee.

     7.8 PUBLICITY. Except as otherwise required by law, NATN and IntraTel shall coordinate with each other with respect to any notices to third parties, press releases or other public announcements or filings with respect to this Agreement and the transactions contemplated hereby.
Neither NATN nor IntraTel shall act unilaterally in this regard, except as may be required by law, without the prior approval of the other party, which approval shall not be unreasonably withheld.

     7.9 JOINT VENTURE BETWEEN THE SURVIVING CORPORATION AND NSDI. Following the Closing and subject to the occurrence thereof, the Surviving Corporation and NSDI each agree to enter into good faith negotiations for the purpose of reaching mutual agreement on or before December 31, 1998 for the formation of a joint venture entity to be owned equally by the Surviving Corporation and NSDI, which entity shall pursue and establish telemarketing service centers in international markets (other than Canada). The agreement establishing such joint venture shall generally provide that
(a) NSDI shall construct such service centers and establish training programs for the joint venture, (b) the Surviving Corporation shall be responsible for the costs of such construction and training, (c) NSDI shall notify the Surviving Corporation of any international market (other than Canada) that NSDI desires to serve and shall give the Surviving Corporation a 30-day option to have such market served by the joint venture rather than NSDI, (d) in the event that the Surviving Corporation determines that such international market should not be served by the joint venture (or the Surviving Corporation fails to respond within such 30-day period), NSDI shall be permitted to serve such international market on its own, (e) all profits of the joint venture shall be split equally between NSDI and the Surviving Corporation, with the calculation of such profits subject to audit rights to be mutually agreed upon in such joint venture agreement, and (f) at the end of three years after the formation of the joint venture, the Surviving Corporation shall have the option to purchase NSDI's 50% interest in the joint venture at a price determined pursuant to terms and conditions which shall be specified in the joint venture agreement; and, in the event the Surviving Corporation does not exercise such option, NSDI shall have the option to purchase the Surviving Corporation's 50% interest in the joint venture at a price determined pursuant to terms and conditions which shall be specified in the joint venture agreement. The foregoing provisions of this Section 7.9 are intended to represent only non-binding understandings of IntraTel, SubCorp and NSDI. In the event that NSDI and the

Surviving Corporation are unable to agree upon the terms of such joint venture agreement by December 31, 1998, the obligation to establish such joint venture shall terminate and no party hereto shall have any further rights or obligations pursuant to this Section.

     7.10 CERTAIN OBLIGATIONS OF INTRATEL AND THE SURVIVING CORPORATION FOLLOWING THE EFFECTIVE TIME. Except as may be otherwise provided in the Management Agreement to be entered into pursuant to Section 8.1(e) of this Agreement, during the Management Period, IntraTel and the Surviving Corporation shall (i) preserve the separate corporate existence and business organization of the Surviving Corporation, (ii) permit the Surviving Corporation to be managed by the Members (or an entity owned or controlled by the Members) as provided in the Management Agreement to be entered into pursuant to Section 8.1(e) of this Agreement, and to carry on its business in the ordinary course substantially as carried on by NATN prior to the Effective Time, and (iii) take such other actions as may be necessary or appropriate to enable the Surviving Corporation to meet the Revenue Goal necessary to enable the Members to earn the full Contingent Payment. Without limiting the generality of the foregoing:

          (a) IntraTel shall provide such financial support to the Surviving Corporation as may be necessary to enable it to achieve the goals set forth in the Business Plan for the Surviving Corporation attached as an exhibit to the Management Agreement to be entered into pursuant to Section 8.1(e) of this Agreement (the "Business Plan"). Without limiting the generality of the foregoing, IntraTel shall provide to the Surviving Corporation such funds (herein referred to as "Customer Acquisition Expense Advances") as may be necessary to enable the Surviving Corporation to pay $275,000 per week in customer acquisition expenses in the event that the Surviving Corporation does not generate sufficient revenues internally (including through the utilization of borrowings from credit facilities currently in place or replacements therefore) to pay such customer acquisition expenses.

          (b) Neither IntraTel nor the Surviving Corporation shall, without the consent of a Majority of the Members, take any action to cause the Surviving Corporation to (i) sell, lease, transfer, or dispose of any of its properties, assets or cash, (ii) merge with, liquidate into or otherwise combine with any other Person, or (iii) declare, set aside or pay any dividend, or make any other distribution (in either case in the form of cash, property or assets) with respect to the stock of the Surviving Corporation.

     7.11 ELECTION OF JAMES K. NOBLE, JR. AS DIRECTOR OF INTRATEL . No later than the fifth day prior to the Closing, James K. Noble, Jr. shall notify IntraTel if he desires to be elected as a director of IntraTel, or if he desires to have another Member serve in such capacity. If Mr. Noble so notifies IntraTel, IntraTel shall take all necessary action to elect Mr. Noble or such nominee to such position for a term to commence on the Effective Time and to terminate upon expiration of the Management Period.

     7.12 FUNDS TO PAY MEMBER LOANS. On or prior to the Closing, IntraTel shall provide to SubCorp the funds necessary for SubCorp to pay (a) to James K. Noble, Jr. the outstanding principal balance, plus accrued but unpaid interest, owed by NATN to Mr. Noble as of the date of the Closing pursuant to that certain Demand Promissory Note of NATN dated as of December 31, 1996 in the principal amount of $711,000.00 (such promissory note being hereinafter referred to as the "Noble Promissory Note"); and (b) to Christopher G. Hodges the outstanding principal balance, plus accrued but unpaid interest, owed by NATN to Mr. Hodges as of the date of the Closing pursuant to that certain Demand Promissory Note of NATN dated as of December 31, 1996 in the principal amount of $474,000.00 (such promissory note being hereinafter referred to as the "Hodges Promissory Note").

     7.13 PURCHASE OF CALL CENTER COMPANIES. No later than the 30th day prior to the Closing, IntraTel shall notify each of James K. Noble, Jr. and Christopher G. Hodges if it desires to purchase all of the issued and outstanding shares of NATN Services, Inc. ("NATN Services"), a South Carolina corporation that owns a call center in Charleston, South Carolina, and all of the issued and outstanding shares of North American Communications Systems, Inc. ("Communications Systems"), a South Carolina corporation that owns a call center in Spartanburg, South Carolina. If IntraTel so notifies Messrs. Noble and Hodges, IntraTel and Messrs. Noble and Hodges shall enter into at Closing the Stock Purchase Agreement referred to in Section 8.1(g) of this Agreement.

     7.14 ACTIONS TO AVOID, AND NOTICES OF, BREACHES OF REPRESENTATIONS AND WARRANTIES. NATN shall: (a) take such actions so that NATN's representations and warranties in this Agreement remain true and correct and shall not take any action that would cause such representations and warranties to cease to be true and correct; and (b) inform IntraTel promptly of any facts or circumstances that could be reasonably expected to constitute or result in a breach of any of NATN's representations and warranties in this Agreement.

     7.15 ADDITIONAL AGREEMENTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable commercial efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement.


                                ARTICLE 8

                        CONDITIONS TO THE MERGER

     8.1 CONDITIONS TO MERGER RELATING TO ALL PARTIES. Consummation of the Merger is subject to the fulfillment to the reasonable satisfaction of each of the Members, NATN and IntraTel, prior to or at the Closing, of each of the following conditions:

          (a) FCC AND STATE PUBLIC UTILITY COMMISSION APPROVALS, ETC. All required approvals shall have been obtained from the FCC and any state public utility commission or public service commission having jurisdiction over the transactions contemplated hereby.

          (b) HART-SCOTT-RODINO. The applicable waiting period under the HSR Act shall have expired or been terminated without either (i) a stop order, a request or other disapproval of the Merger having been issued, made or threatened by DOJ or FTC, or (b) either DOJ or FTC having requested any divestiture.

          (c) OTHER CONSENTS, AUTHORIZATIONS, ETC. All other consents, authorizations, waivers, orders and approvals of, and filings and registrations with, any governmental commission, board or other regulatory body or any nongovernmental third party which are required for or in connection with the execution and delivery by NATN of this Agreement and the consummation by NATN of the Merger or the other transactions contemplated hereby or which NATN must obtain to permit IntraTel to control the Surviving Corporation following the Merger or to permit the Surviving Corporation to continue to enjoy, in all material respects following the Merger, all of the rights and benefits of NATN, including the ability of the Surviving Corporation to continue conducting its business in all material respects in the same manner as it is now being consumed, shall have been obtained or made.

          (d) NO INJUNCTION, ETC. At the Closing there shall be no judgment, decree, injunction, ruling or order of any court, governmental department, commission, agency or instrumentality outstanding against IntraTel, SubCorp or NATN which prohibits, restricts or delays consummation of the Merger or any of IntraTel's conditions to the consummation of the Merger.

          (e) MANAGEMENT AGREEMENT. The Surviving Corporation and the Members (or an entity owned or controlled by the Members) shall have entered into a Management Agreement in substantially the form attached hereto as EXHIBIT 8.1(e), providing for the management of the Surviving Corporation following the Effective Time.

          (f) TELEMARKETING SERVICE AGREEMENT. The Surviving Corporation and NSDI shall have entered into a Telemarketing Service Agreement in substantially the form attached hereto as EXHIBIT 8.1(f).

          (g) SALE OF CALL CENTER COMPANIES. In the event IntraTel notifies James K. Noble, Jr. and Christopher G. Hodges in accordance with
Section 7.13 of this Agreement that it desires to purchase all of the issued and outstanding shares of NATN Services and all of the issued and outstanding shares of Communications Systems, the Surviving Corporation and each of James K. Noble, Jr. and Christopher G. Hodges shall have entered into a Stock Purchase Agreement in form, scope and substance reasonably satisfactory to each of IntraTel, Mr. Noble and Mr. Hodges, pursuant to which Messrs. Noble and Hodges shall sell to the Surviving Corporation (i) for $1.00, all of the issued and outstanding shares of NATN Services, and
(ii) for $1.00, all of the issued and outstanding shares of Communications Systems.

     8.2  CONDITIONS TO MERGER RELATING TO INTRATEL AND SUBCORP.
Consummation of the Merger is subject to the fulfillment to the reasonable satisfaction of IntraTel and SubCorp, prior to or at the Closing, of each of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES; COMPLIANCE WITH COVENANTS AND OBLIGATIONS. The representations and warranties of NATN contained in this Agreement shall have been true and correct at the date hereof and shall also be true and correct at and as of the Closing, except for changes contemplated in this Agreement, with the same force and effect as if made at and as of the Closing, except as such representations and warranties by their terms relate only to periods of time prior to the Closing; NATN shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing; and IntraTel shall have received a certificate of the President of NATN certifying, to the best of his knowledge, to all of the foregoing effects.

          (b) PRIVATE PLACEMENT. IntraTel shall have completed a private placement of convertible debt securities or debt securities and warrants of IntraTel on terms reasonably acceptable to IntraTel to enable IntraTel and SubCorp to consummate the transactions contemplated hereby.

          (c)  MEMBER RELEASES.  Each of James K. Noble, Jr. and
Christopher G. Hodges shall have executed and delivered to SubCorp appropriate documents evidencing payment in full of the Noble Promissory Note and the Hodges Promissory Note.

          (d) NATN MEMBERSHIP INTERESTS. Each Member shall have delivered to SubCorp certificates or other instruments, if any, representing the NATN Membership Interests owned by such Member, duly endorsed for transfer, or such other documents necessary to transfer all of the NATN Membership Interests to SubCorp.

          (e) OPINION OF NATN'S COUNSEL. IntraTel shall have received an opinion of counsel to NATN, dated as of the Closing, in form, scope and substance reasonably satisfactory to IntraTel and its counsel.

          (f) ADDITIONAL DOCUMENTS, ETC. NATN shall have furnished to IntraTel such additional documents and instruments as IntraTel may have reasonably requested as to any of the conditions set forth in this Section 8.2.

     8.3 CONDITIONS TO THE MERGER RELATING TO NATN. Consummation of the Merger is subject to the fulfillment to the reasonable satisfaction of NATN, prior to or at the Closing, of each of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES; COMPLIANCE WITH COVENANTS AND OBLIGATIONS . The representations and warranties of IntraTel and SubCorp contained in this Agreement shall have been true and correct at the date hereof and shall also be true and correct in all material respects at and as of the Closing, except for changes contemplated in this Agreement, with the same force and effect as if made at and as of the Closing, except as such representations and warranties by their terms relate only to periods of time prior to the Closing; each of IntraTel and SubCorp shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing; and NATN shall have received one or more certificates of the President of each of IntraTel and of SubCorp certifying, to the best of his or her knowledge, to the foregoing effect.

          (b) ELECTION OF JAMES K. NOBLE, JR. AS DIRECTOR OF THE SURVIVING CORPORATION. IntraTel, as the sole shareholder of the Surviving
Corporation, shall have elected James K. Noble, Jr. as a director of the Surviving Corporation, for a term to commence on the Effective Time and to terminate upon expiration of the Management Period.

          (c) ELECTION OF JAMES K. NOBLE, JR. AS DIRECTOR OF INTRATEL. In the event James K. Noble, Jr. notifies IntraTel in accordance with Section
7.11 of this Agreement that he desires to be elected as a director of IntraTel or he desires to have another Member serve in such capacity, IntraTel shall have elected Mr. Noble or such nominee as a director of IntraTel, for a term to commence on the Effective Time and to terminate upon expiration of the Management Period.

          (d) PAYMENT OF PROMISSORY NOTES. SubCorp shall have paid to (a) James K. Noble, Jr. the then outstanding principal balance, plus accrued but unpaid interest, owed by NATN to Mr. Noble pursuant to the Noble Promissory Note, and (b) Christopher G. Hodges the then outstanding principal balance, plus accrued but unpaid interest, owed by NATN to Mr. Hodges pursuant to the Hodges Promissory Note.

          (e) RELEASE OF GUARANTEES. Each Member who shall have guaranteed any liability or indebtedness of NATN shall have been released therefrom by the holders of any such guarantees of such liability or indebtedness. Further, in the event IntraTel notifies James K. Noble, Jr. and Christopher G. Hodges in accordance with Section 7.13 of this Agreement that it desires to purchase all of the issued and outstanding shares of NATN Services and all of the issued and outstanding shares of Communications Systems, each Member who shall have guaranteed any liability or indebtedness of NATN Services or Communications Systems shall have been released therefrom by the holders of any such guarantees of such liability or indebtedness.

          (f) LETTER OF CREDIT. IntraTel shall have delivered to the Members a letter of credit, in form, scope and substance reasonably satisfactory to the Members, in the face amount of $5,000,000.00, with the Members as the beneficiary thereof, and issued by a financial institution reasonably acceptable to the Members, which letter of credit shall secure payment of the Contingent Payment to the Members.

          (g) OPINION OF INTRATEL'S COUNSEL. NATN and the Members shall have received an opinion of counsel to IntraTel and Subcorp, dated as of the Closing, in form, scope and substance reasonably satisfactory to NATN and the Members and their counsel.

          (h) ADDITIONAL DOCUMENTS, ETC. IntraTel and SubCorp shall have furnished to NATN and the Members such additional documents and instruments as NATN and the Members may have reasonably requested as to any of the conditions set forth in this Section 8.3.

     8.4 WAIVER OF CONDITIONS. Any party may, at its option, waive any or all of the conditions herein contained to which its obligations hereunder are subject, except that the conditions contained in Sections 8.1(a) and 8.1(b) may not be so waived.

                                ARTICLE 9

                                 CLOSING

     9.1 CLOSING. Evidence of the fulfillment or waiver of the conditions set forth in Article 8 shall be provided by the parties hereto to each other at a closing (the "Closing") to be held at the offices of Holland & Knight LLP, Suite 2000, One Atlantic Center, 1201 West Peachtree Street, Atlanta, Georgia 30309, at 10:00 a.m. local time, on the third business day following the later of (a) the closing of IntraTel's private placement as set forth in Section 8.2(b), (b) satisfaction or waiver of the conditions set forth in Sections 8.1(a) and 8.1(b), or (c) such other date as the parties may mutually agree.

     9.2 DOCUMENTS TO BE DELIVERED AT THE CLOSING BY NATN. At the Closing, NATN shall deliver, or cause to be delivered, to IntraTel the following:

          (a)  The Articles of Merger, executed by NATN.

          (b) The Management Agreement referred to in Section 8.1(e), executed by each of the Members (or an entity owned or controlled by the Members).

          (c) The Telemarketing Service Agreement referred to in Section 8.1(f), executed by NSDI.

          (d)  If applicable, the Stock Purchase Agreement referred to in
Section 8.1(g), executed by Messrs. Noble and Hodges.

          (e)  The certificate referred to in Section 8.2(a).

          (f)  The releases referred to in Section 8.2(c).

          (g) The NATN Membership Interests or other documents referred to in Section 8.2(d).

          (h)  The opinion referred to in Section 8.2(e).

          (i) A copy of the resolutions of the Managers of NATN authorizing the execution, delivery and performance of this Agreement by NATN, a copy of the resolutions of the Members of NATN approving this Agreement, and a certificate of the Secretary or Assistant Secretary of NATN, dated as of the Effective Time, that such resolutions were duly adopted and are in full force and effect.

          (j) The consents or other authorizations, waivers, orders and approvals required to be obtained by NATN pursuant to Section 7.4.

          (k) Such additional certificates, opinions and other documents as IntraTel may reasonably request as to any of the conditions set forth in
Section 8.2.

     9.3 DOCUMENTS TO BE DELIVERED AT THE CLOSING BY INTRATEL AND SUBCORP. At the Closing, IntraTel and SubCorp shall deliver, or cause to be delivered, to NATN, the following:

          (a)  The Articles of Merger, executed by SubCorp.

          (b) The Management Agreement referred to in Section 8.1(e), executed by the Surviving Corporation.

          (c) The Telemarketing Service Agreement referred to in Section 8.1(f), executed by the Surviving Corporation.

          (d)  If applicable, the Stock Purchase Agreement referred to in
Section 8.1(g), executed by the Surviving Corporation.

          (e)  The certificate referred to in Section 8.3(a).

          (f) Evidence of the election of James K. Noble, Jr. as a director of the Surviving Corporation referred to in Section 8.3(b).

          (g) If applicable, evidence of the election of James K. Noble, Jr. as a director of IntraTel referred to in Section 8.3(c).

          (h) Evidence of the payment of the Noble Promissory Note and the Hodges Promissory Note referred to in Section 8.3(d).

          (i)  Evidence of the release of Member guarantees referred to in
Section 8.3(e).

          (j)  The Letter of Credit referred to in Section 8.3(f).

          (k)  The opinion referred to in Section 8.3(g).

          (l) Copies of resolutions of the Boards of Directors of IntraTel and SubCorp authorizing the execution, delivery and performance of this Agreement by IntraTel and SubCorp and a copy of the resolutions adopted by IntraTel as sole shareholder of SubCorp approving this Agreement, and certificates of the Secretary or Assistant Secretary of IntraTel and of SubCorp, as applicable, dated as of the Effective Time, that such resolutions were duly adopted and are in full force and effect.

          (m) The consents or other authorizations, waivers, orders and approvals required to be obtained by IntraTel and SubCorp pursuant to
Section 7.4.

          (n) Such additional certificates, opinions and other documents as NATN may reasonably request as to any of the conditions set forth in
Section 8.3.

                               ARTICLE 10

                       TERMINATION AND ABANDONMENT

     10.1 TERMINATION AND ABANDONMENT. This Agreement and the Merger may be terminated and abandoned at any time prior to the filing of the Articles of Merger with the Secretary of State of Delaware and the Secretary of State of Georgia (the "Merger Filings"):

          (a) BY MUTUAL ACTION. By mutual action of the Boards of Directors of IntraTel and SubCorp and by the Managers and Members of NATN.

          (b) BY NATN. By NATN if the $250,000 Extension Fee is not received by NATN on or prior to the date of the execution of this Agreement.

          (c) BY INTRATEL OR NATN. By IntraTel and SubCorp or by NATN if any action, suit or proceeding shall have been instituted by any person, or, to the knowledge of IntraTel (or SubCorp) or NATN, shall have been threatened by any public authority, which seeks to prohibit, restrict or delay consummation of the Merger or any of the conditions to consummation of the Merger or to the right of IntraTel to control the business of the Surviving Corporation after the Effective Time, or to subject IntraTel, SubCorp, NATN, or their respective directors, managers or officers to liability on the ground that it or they have breached any law or regulation or otherwise acted improperly in relation to the transactions contemplated by this Agreement, other than an action, suit or proceeding instituted by a person other than a public authority which, in the opinion of counsel to IntraTel and counsel to NATN, does not have a substantial likelihood of success.

          (d) DEADLINE DATE. In the event that the Merger is not consummated pursuant to this Agreement on or before June 1, 1998, this Agreement may be terminated and abandoned by IntraTel and SubCorp or by NATN unless the Boards of Directors of IntraTel and SubCorp and the Managers and Members of NATN shall have agreed upon an extension of time in which to consummate the Merger.

     10.2 PROCEDURE FOR TERMINATION. The termination of this Agreement by IntraTel and SubCorp or by NATN, shall be effective upon the giving of notice of such termination, stating the grounds for such termination and signed by each terminating party, to the other party.

     10.3 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement and the Merger (a) by mutual action of IntraTel, SubCorp and NATN pursuant to Section 10.1(a); or (b) by either NATN or IntraTel and SubCorp pursuant to Sections 10.1(b), (c) or (d), no party shall have any liability hereunder (except pursuant to Sections 7.5 ("Investigation; Confidentiality"), 7.6 ("Expenses"), 7.7(b) ("No Solicitation of Transactions; Extension Fee"), and 12.5 ("No Brokers"), which shall survive any such termination) unless such failure to consummate or fulfill a condition is within the reasonable control of either NATN or IntraTel and SubCorp, in which case such party having reasonable control shall continue to be liable hereunder.

                               ARTICLE 11

                     SURVIVAL OF REPRESENTATIONS AND
                         WARRANTIES; INDEMNITIES

     11.1 SURVIVAL. The representations, warranties, covenants and agreements made by IntraTel, SubCorp and the Members in this Agreement and in the schedules to this Agreement shall survive the Merger and shall not be affected by any investigation or finding made by the parties hereto prior to the date hereof or the Effective Time. The representations, warranties, covenants and agreements made by NATN shall not be affected by any investigation or finding made by the parties hereto prior to the date hereof or the Effective Time, but shall not survive the Merger; PROVIDED, HOWEVER, that such non-survival with respect to NATN shall not in any way limit the liability of the Members pursuant to this Agreement.

     11.2 INDEMNIFICATION.    Subject to the provisions of Sections 11.3
through 11.7:

          (a) BY THE MEMBERS AND NATN. Each of the Members, jointly and severally, agree to indemnify, defend and hold IntraTel and SubCorp harmless from and against any liability, loss, obligation, damage, cost or expense, including reasonable attorneys' fees and expenses (each such liability, loss, obligation, damage, cost or expense referred to in this subsection (a) being referred to herein as an "IntraTel Loss") incurred or suffered as a result of (i)any material misrepresentation, material breach of warranty, or material failure to comply with any covenant or agreement, given or made by NATN or the Members in this Agreement, or (ii) the failure of the Manager (as defined in the Management Agreement) to comply with any of its obligations contained in the Management Agreement; PROVIDED, HOWEVER, that if the Closing shall not occur, any sums payable pursuant to this subsection (a) shall be payable by NATN only and not by the Members; and PROVIDED, FURTHER, that any liability of a Member arising solely from a misrepresentation or breach of warranty, covenant or agreement in Article 5 hereof shall be several rather than joint, as provided in subsection (b) below.

          (b) BY THE MEMBERS INDIVIDUALLY. Each of the Members, severally, agree to indemnify, defend and hold IntraTel and SubCorp harmless from and against any liability, loss, obligation, damage, cost or expense, including reasonable attorneys' fees and expenses (each such liability, loss, obligation, damage, cost or expense referred to in this subsection (b) being referred to herein as an "IntraTel Member-Specific Loss") incurred or suffered as a result of any material misrepresentation, material breach of warranty, or material failure to comply with any covenant or agreement, given or made by such Member in Article 5 of this Agreement.

          (c) BY INTRATEL. IntraTel hereby agrees to indemnify, defend and hold harmless NATN and the Members from and against any liability, loss, obligation, damage, cost or expense, including reasonable attorneys' fees and expenses (each such liability, loss, obligation, damage, cost or expense referred to in this subsection (c) being referred to herein as an "NATN Loss"), incurred or suffered as a result of any material misrepresentation, material breach of warranty, or material failure to comply with any covenant or agreement, given or made by IntraTel or SubCorp in this Agreement.

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

          (d)  CERTAIN DEFINITIONS.  For purposes of this Article 10:

               (i) In the case of an IntraTel Loss, the "Indemnified Party" shall be IntraTel and SubCorp, and the "Indemnifying Party" shall be NATN prior to the Effective Time and thereafter shall be the Members;

               (ii) In the case of an IntraTel Member-Specific Loss, the "Indemnified Party" shall be IntraTel and SubCorp, and the "Indemnifying Party" shall be the Member against whom the claim is asserted.

               (iii) In the case of an NATN Loss, the "Indemnified Party" shall be NATN and the Members prior to the Effective Time and thereafter shall be the Members, and the "Indemnifying Party" shall be IntraTel; and

               (iv) A "Loss" shall mean an IntraTel Loss, an IntraTel Member-Specific Loss, or an NATN Loss, as the context requires.

     11.3 LIMITATIONS.  The indemnification obligations contained in
Section 11.2 are subject to the following limitations:

          (a) The Indemnifying Party shall not be required to indemnify the Indemnified Party under Section 11.2 unless the party claiming indemnification gives a Claims Notice on or before the second anniversary of the Effective Time, except for (i) matters covered by Section 4.11 ("Tax Matters"), as to which a Claims Notice may be given at any time prior to the date upon which the liability to which any such matter relates is barred by the applicable statute of limitations, and (ii) those covenants and agreements in Article 2 and in Section 7.10 ("Certain Obligations of IntraTel and the Surviving Corporation following the Effective Time"), which shall expire upon the later of (A) the expiration of the Management Period, or (B) such second anniversary of the Effective Time.

          (b) NATN and the Members shall not be required to indemnify the Indemnified Party with respect to an IntraTel Loss unless the amount of such IntraTel Loss, when aggregated with all other such IntraTel Losses, shall exceed $50,000 (the "Minimum Aggregate Liability Amount"), at which time IntraTel Losses may be asserted for the Minimum Aggregate Liability Amount and any amounts in excess thereof; PROVIDED, HOWEVER, that the foregoing Minimum Aggregate Liability Amount shall not apply to any IntraTel Loss which results from or arises out of fraud and intentional misrepresentation on the part of NATN or the Members in this Agreement.

          (c) The maximum liability of any Member for all Losses hereunder shall be limited as follows:

               (i) For any Losses arising from (I) a misrepresentation or breach of warranty in Section 4.9 ("Governmental Authorization and Compliance with Laws"), or Section 4.14 ("Material Contracts"), or (II) a violation of Section 2(e) of the Management Agreement ("slamming," etc.), each Member shall be liable for (A) an amount equal to twelve percent (12%) of the Merger Consideration actually received by such Member as of the date of such Loss if the

Claims Notice with respect to such Loss is given on or prior to the first anniversary of the Effective Time, and (B) an amount equal to six percent (6%) of the Merger Consideration actually received by such Member as of the date of such Loss if the Claims Notice with respect to such Loss is given after the first anniversary of the Effective Time but on or prior to the second anniversary of the Effective Time.

               (ii) For any other Loss, each Member shall be liable for such Member's pro rata share of such other Loss, determined by multiplying the amount of such Loss by the Liability Percentage set forth beside such Member's name, as shown on SCHEDULE 11.3 to this Agreement, and in no event shall the aggregate amount of all such Losses for which any Member shall be responsible exceed the Maximum Dollar Liability set forth beside such Member's name, as shown on SCHEDULE 11.3 to this Agreement.

     11.4 NOTICE OF LOSS OR ASSERTED LIABILITY. Promptly after (a) becoming aware of circumstances that have resulted, or which may result, in a Loss for which an Indemnified Party intends to seek indemnification under
Section 11.2, or (b) receipt by an Indemnified Party of written or oral notice of any demand, claim or circumstances which, with or without the lapse of time, the giving of notice or both, would give rise to a claim or the commencement (or threatened commencement) of any litigation that may result in a Loss (an "Asserted Liability"), such Indemnified Party shall give notice thereof (a "Claims Notice") to the Indemnifying Party. Any Claims Notice shall describe the Loss or the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary) of the Loss that has been or which may be suffered by such Indemnified Party. The Claims Notice may be amended on one or more occasions with respect to the amount of the Asserted Liability or the Loss at any time prior to final resolution of the obligation to indemnify relating to the Asserted Liability or the Loss. If a Claims Notice is not provided promptly as required by this Section, an Indemnified Party nonetheless shall be entitled to indemnification by the Indemnifying Party to the extent that the Indemnifying Party is unable to establish that it has been prejudiced by such late receipt of the Claims Notice. Notwithstanding the foregoing sentence, however, if the Claims Notice is not provided prior to compromise or payment of any Asserted Liability by the Indemnified Party, the Indemnified Party shall only be entitled to indemnification by the Indemnifying Party to the extent that the Indemnified Party is able to establish that the Indemnifying Party has not been prejudiced by such late receipt of the Claims Notice.

     11.5 OPPORTUNITY TO CONTEST. The Indemnifying Party may elect to compromise or contest, at its own expense and with counsel of its choice reasonably acceptable to the Indemnified Party, any Asserted Liability. If the Indemnifying Party elects to compromise or contest such Asserted Liability, it shall, within 30 days (or sooner, if the nature of the Asserted Liability so requires), notify the Indemnified Party of its intent to do so by sending a notice to the Indemnified Party (the "Contest Notice"), and the Indemnified Party shall cooperate, at the expense of the Indemnifying Party, in the compromise or contest of such Asserted Liability. If the Indemnifying Party elects not to compromise or contest the Asserted Liability, fails to notify the Indemnified Party of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnified Party (upon further notice to the Indemnifying Party) shall have the right to pay, compromise or contest such Asserted Liability on behalf of and for the account and risk of the Indemnifying Party. Anything in this Section to the contrary notwithstanding, (i) the Indemnified Party shall have the right, at its own cost and for its own account, to compromise or contest any Asserted Liability, and (ii) the Indemnifying Party shall not, without the Indemnified Party's written consent, settle or compromise any Asserted Liability or consent to entry of any judgment which does not include an unconditional term releasing the Indemnified Party from all liability in respect of such Asserted Liability. In any event, the Indemnified Party and the Indemnifying Party may participate, at their own expense, in the contest of such Asserted Liability. The Indemnifying Party and the Indemnified Party shall cooperate fully with each other as to all Asserted Liabilities, shall make available to each other as reasonably requested all information, records, and documents relating to all Asserted Liabilities and shall preserve all such information, records, and documents until the termination of any Asserted Liability. The Indemnifying Party and the Indemnified Party also shall make available to each other, as reasonably requested, its personnel, agents, and other representatives who are responsible for preparing or maintaining information, records, or other documents, or who may have particular knowledge with respect to any Asserted Liability.

     11.6 SUBROGATION RIGHTS. In the event that the Indemnifying Party shall be obligated to indemnify the Indemnified Party pursuant to this
Article 11, the Indemnifying Party shall upon payment of such indemnity in full, be subrogated to all rights of the Indemnified Party with respect to the Loss to which such indemnification relates; PROVIDED, HOWEVER, that the Indemnifying Party shall only be subrogated to the extent of any amount paid by it pursuant to this Article 11 in connection with such Loss.

     11.7 INDEMNIFICATION PAYMENTS. Subject to the terms hereof and unless contested pursuant to Section 11.5, an Indemnifying Party shall pay to the Indemnified Party the full amount of any Loss (other than a Loss resulting from an Asserted Liability) under this Article 11 within ten days of receipt of the Claims Notice thereof and the full amount of any Loss resulting from an Asserted Liability within ten days of the date such contest is terminated or the date upon which a final non-appealable judgment or award is rendered.

                               ARTICLE 12

                              MISCELLANEOUS

     12.1 KNOWLEDGE. "Knowledge" with respect to any individual, shall mean such information either actually known by such individual or which such individual reasonably should have known. With respect to any entity, "knowledge" shall refer to such information as was actually known by any officer, director or manager thereof.

     12.2 REMEDIES. Absent fraud, misconduct or bad faith, the remedies contained in Article 2 and Article 11 of this Agreement shall be the exclusive remedies for any breach or violation of the agreements, covenants, obligations, representations or warranties set forth in this Agreement; PROVIDED, HOWEVER, that such provisions shall not prevent a party from seeking equitable remedies (including specific performance and injunctive relief) in connection with any such breach or violation.

     12.3 WAIVER. The failure of any party hereto at any time or times to require performance of any provisions hereof shall in no manner affect the right to enforce the same.

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

No waiver by any party of any condition, or the breach of any term, provision, warranty, representation, agreement or covenant contained in this Agreement or the other agreements contemplated hereby, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, provision, warranty, representation, agreement or covenant herein or therein contained.

     12.4 NOTICES. Any notices or other communications required or permitted hereunder shall be sufficiently given if either (a) delivered personally or by courier, (b) transmitted by telecopy mechanism, provided that any notice so given is also sent for delivery as provided in clause
(a) or mailed as provided in clause (c), or (c) sent by registered or certified mail, postage prepaid, addressed as follows (or to such other address or person as any party shall have designated by notice to the other party):

     If to IntraTel or   Mr. Murray Swanson
     SubCorp, or to      28050 US 19 North
     NATN after the      Clearwater, Florida  34621
     Effective Time:     Telecopier:  (813) 221-7951

     with copies to:     Benjamin Bronston, Esq.
                         Nowalsky, Bronston & Gothard
                         3500 N. Causeway Boulevard
                         Suite 1442
                         Metarie, Louisiana 70002
                         Telecopier: (504) 831-0892

                         Emanuel S. Cherney, Esq.
                         Kaye, Scholer, Fierman, Hays & Handler, LLP
                         425 Park Avenue
                         New York, New York  10022-3598
                         Telecopier:  (212) 836-8689

     If to NATN          North American Telephone Network, L.L.C.
     before the          4151 Ashford Dunwoody Road
     Effective           Suite 550
     Time:               Atlanta, Georgia  30319
                         Attn:  James K. Noble, Jr.
                         Telecopier (888) 788-0008

     with a copy to:     Charles D. Ganz, Esq.
                         Holland & Knight LLP
                         Suite 2000
                         One Atlantic Center
                         1201 West Peachtree Street, N.E.
                         Atlanta, Georgia  30309-3400
                         Telecopier: (404) 881-0470

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

     If to NSDI:         National Service Direct, Inc.
                         4151 Ashford Dunwoody Road
                         Suite 550
                         Atlanta, Georgia  30319
                         Attn:  Christopher G. Hodges
                         Telecopier: (888) 788-0008

     with a copy to:     Charles D. Ganz, Esq.
                         Holland & Knight LLP
                         Suite 2000
                         One Atlantic Center
                         1201 West Peachtree Street, N.E.
                         Atlanta, Georgia  30309-3400
                         Telecopier: (404) 881-0470

     If to the Members:  Mr. James K. Noble, Jr.
                         455 Shadowlawn Road
                         Marietta, Georgia  30067
                         Telecopier: (770) 984-2166

                         Mr. Christopher G. Hodges
                         3475 Oak Valley Road, N.E.
                         Unit #2920
                         Atlanta, Georgia  30326
                         Telecopier: (404) 869-0190 (call before sending by telecopy)

                         Mr. Hans Kasper
                         480 Wilde Green Drive
                         Roswell, Georgia  30075
                         Telecopier: (770) 754-3130 (call before sending by telecopy)

                         Mr. Ronald C. Levitt
                         350 Dunhill Way Court
                         Alpharetta, Georgia  30005
                         Telecopier: (770) 753-9486

     12.5 NO BROKERS. No broker's or finder's fee or commission is due or payable from or by any of the parties hereto, nor has any such fee or commission been earned by any other third party on behalf of any of the foregoing in connection with the negotiation and execution of this Agreement or in any other manner affecting or involving the businesses of NATN or in connection with the negotiation or execution of this Agreement, or the consummation of any transaction contemplated hereby. NATN agrees to indemnify and save IntraTel and SubCorp harmless from and against any and all claims or demands for broker's or finder's fees or commissions by or from any person or persons whatsoever, based on any arrangement made by NATN. IntraTel agrees to indemnify and save NATN harmless from and against any and all claims or demands for broker's or finder's fees or commissions from any person or persons whatsoever based on any arrangement made by IntraTel or SubCorp.

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

     12.6 COUNTERPARTS; FACSIMILE DELIVERY. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any party may deliver an executed copy of this Agreement and an executed copy of any documents contemplated hereby by facsimile transmission to another party except when the law expressly requires physical delivery with respect to certificates representing membership interests or other special types of documents, and such delivery shall have the same force and effect as any other delivery of a manually signed copy of this Agreement or such other document.

     12.7 HEADINGS. The headings herein are for convenience of reference only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

     12.8 VARIATION AND AMENDMENT. This Agreement may be varied or amended at any time by the Boards of Directors of IntraTel and SubCorp, by the Managers and Members of NATN and by the Board of Directors of NSDI, by written instrument executed by the parties hereto prior to filing the Articles of Merger with the Secretary of State of Delaware and the Secretary of State of Georgia.

     12.9 SCHEDULES. Any matter described or included in any schedule delivered herewith in response to any disclosure obligation hereunder shall be deemed disclosed for all other purposes of this Agreement. The cross references contained in the schedules delivered herewith to particular provisions of this Agreement are included therein for convenience only and shall not be deemed a part of the schedules delivered herewith or affect the construction thereof.

     12.10 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible.

     12.11 MISCELLANEOUS. This Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter hereof; (b) is not intended to confer upon any other person any rights or remedies hereunder; (c) shall not be assigned, by operation of law or otherwise; PROVIDED, HOWEVER, that any Member may assign his rights hereunder or all or part of his NATN Membership Interests, but may not delegate his duties or obligations hereunder; and (d) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Georgia.

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

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first above written.


                              INTRATEL:

[CORPORATE SEAL]              INTRATEL GROUP, LTD.



                              By:_________________________________
                                  Murray Swanson
Attest:                           President


By:_______________________
Name:
Title: Secretary


                              SUBCORP:

[CORPORATE SEAL]              INTRATEL ACQUISITION/NATN
                              CORPORATION


                              By:_________________________________
                              Name:
                              Title:
Attest:


By:_______________________
Name:
Title: Secretary

                              NATN:

[CORPORATE SEAL]              NORTH AMERICAN TELEPHONE
                              NETWORK, L.L.C.


                              By:_________________________________
                                 Hans Kasper
                                 President
Attest:


By:_______________________
Name:
Title: Secretary


MEMBERS:


_____________________________    ________________________________
JAMES K. NOBLE, JR.              CHRISTOPHER G. HODGES


_____________________________    ________________________________
HANS KASPER                      RONALD C. LEVITT









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